Execution Version
INCREMENTAL JOINDER AND AMENDMENT NO. 1
THIS INCREMENTAL JOINDER AND AMENDMENT NO. 1 (this “Agreement”), dated as of December 19, 2019, is among Lippert Components, Inc., a Delaware corporation (“Lippert”), LCI INDUSTRIES B.V., a Netherlands limited liability company (besloten vennootschap met beperkte aansprakelijkheid) having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the Dutch Trade Register (Kamer van Koophandel) under number 70655421 (“LCI BV”), LCI Industries C.V., a Netherlands limited partnership (commanditaire vennootschap) having its official seat in Elkhart Indiana, the United States of America and registered with the Dutch Trade Register (Kamer van Koophandel) under number 70630518 (“LCI CV”; and together with LCI BV, the “Dutch Borrowers”), LCI Industries Pte. Ltd., a company incorporated under the laws of Singapore with company registration number 201932119H (the “New Foreign Borrower”; together with the Dutch Borrowers, the “Foreign Borrowers”; and the Foreign Borrowers together with Lippert, the “Borrowers”), LCI Industries, a Delaware corporation (the “Company”), each other Subsidiary of the Company listed on the signature pages hereto (together with the Borrowers and the Company, the “Loan Parties”), the Lenders party hereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS:
(1) The Borrowers, the Company, the lenders party thereto and the Administrative Agent are parties to the Fourth Amended and Restated Credit Agreement dated as of December 14, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement.
(2) The Borrower has requested Incremental Term Loans to be made pursuant to Section 2.04(a) of the Credit Agreement, and the Lenders identified as “Incremental Lenders” on Schedule 1 hereto (the “Incremental Lenders”) have agreed to provide such Incremental Term Loans (the “Term Loans”) by the principal amounts set forth opposite its name on Schedule 1 hereto, subject to the terms and conditions set forth herein.
Section 1. Incremental Commitments.
(a)Pursuant to Section 2.04(a) of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 5 hereof, each Incremental Lender agrees, severally and not jointly, to provide a Term Loan Commitment and to make a Term Loan on the Increase Effective Date in a principal amount equal to the amount set forth opposite its name in Schedule 1 hereto (each such commitment, an “Incremental Commitment” and, collectively, the “Incremental Commitments”), subject to the terms and conditions set forth herein.

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(b)Each Incremental Lender acknowledges and agrees that upon the occurrence of the Increase Effective Date, (a) it shall be bound under this Amendment and (b) with respect to its Term Loan Commitment and its Term Loans it shall be bound under the Credit Agreement (as amended hereby) as a Lender holding a Term Loan Commitment and a Term Loan for all purposes of, the Credit Agreement and the other Loan Documents, and shall perform all the obligations of and shall have all rights of a Lender thereunder. The Term Loan Commitments provided hereunder shall terminate on the Increase Effective Date immediately upon the borrowing of the Term Loans.
(c)From and after the Increase Effective Date, the “Commitments” as defined in the Credit Agreement (prior to giving effect to this Amendment) shall be referred to as the “Revolving Commitments”.
Section 2. Amendment. Effective as of the Increase Effective Date, the Credit Agreement (excluding the Schedules and Exhibits thereto, but including Exhibits A, B and C thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: ) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
Section 3. Conditions to Effectiveness. This Agreement, the amendments and waivers set forth herein and the Incremental Commitments shall be effective on and as of the date (the “Increase Effective Date”) on which the following conditions shall have been satisfied:
(a)The Administrative Agent shall have received from each Loan Party and each Lender (including each Incremental Lender and the Administrative Agent) either (i) an original counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or .pdf transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement (followed promptly by original counterparts to be delivered to the Administrative Agent).
(b)The Lenders shall have received satisfactory opinions of counsel to the Borrowers and the Guarantors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of this Agreement) and of appropriate local counsel and such corporate resolutions, certificates and other documents as the Incremental Lenders shall reasonably require.
(c)The Administrative Agent shall have received a certificate, dated the Increase Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement.
(d)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing, to the extent such concept is applicable in the relevant jurisdiction, of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e)The Administrative Agent shall have received evidence that the New Foreign Borrower shall have become a party to the Credit Agreement pursuant to Section 1.07 of the Credit Agreement.
(f)The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under the Credit Agreement.
Section 4. Confirmation. Each Loan Party agrees that each Loan Document to which it is a party, and each security interest granted by it thereunder, is hereby reaffirmed, ratified, approved and confirmed in each and every respect on and after the Increase Effective Date, except that each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as modified by this Agreement. In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.
Section 5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 6. Miscellaneous. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The provisions of Section 9.09(b), (c), (d) and (e) and Section 9.10 of the Credit Agreement are incorporated herein mutatis mutandis, and the parties hereto hereby agree that such provisions shall apply to this Agreement with the same force and effect as if set forth herein in their entirety.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LCI INDUSTRIES

By:	s/s Brian M. Hall
Name: Brian M. Hall Title: CFO

LIPPERT COMPONENTS, INC.,

By:	s/s Brian M. Hall
Name: Brian M. Hall Title: CFO

LCI SERVICE CORP.,

By:	s/s Brian M. Hall
Name: Brian M. Hall Title: CFO

LIPPERT COMPONENTS MANUFACTURING, INC.,

By:	s/s Brian M. Hall
Name: Brian M. Hall Title: CFO

INNOVATIVE DESIGN SOLUTIONS, INC.,

By:	s/s Brian M. Hall
Name: Brian M. Hall Title: CFO

TAYLOR MADE GROUP, LLC,

By:	s/s Brian M. Hall
Name: Brian M. Hall Title: CFO

Incremental Joinder and Amendment No. 1
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LCI INDUSTRIES C.V., Represented by its sole general partner, kinro texas inc.

By:	s/s Brian M. Hall
Name: Brian M. Hall Title: CFO

LCI INDUSTRIES B.V.

By:	s/s Brian M. Hall
Name: Brian M. Hall Title: Director

JPMORGAN CHASE BANK, N.A., individually as a Lender, as an Issuing Bank and as Administrative Agent

By:	s/s Thomas W. Harrison
Name: Thomas W. Harrison Title: Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank and as a Lender

By:	s/s John E. Burda
Name: John E. Burda Title: Senior Vice President

Bank of America, N.A., as a Lender

By:	s/s Brian D. Smith
Name: Brian D. Smith Title: Senior Vice President

Incremental Joinder and Amendment No. 1
735381809

TRUIST BANK, as successor by merger to SunTrust Bank, as a Lender

By:	s/s Carlos Cruz
Name: Carlos Cruz Title: Director

BMO Harris Bank N.A., as a Lender

By:	s/s Joshua Hovermale
Name: Joshua Hovermale Title: Director

Bank of the West, as a Lender

By:	s/s David Wang
Name: David Wang Title: Director

U.S. Bank, National Association, as a Lender

By:	s/s Monica A. Stariha
Name: Monica A. Stariha Title: Vice President

Incremental Joinder and Amendment No. 1
735381809

TRUIST BANK, FORMERLY KNOWN AS BRANCH BANKING & TRUST COMPANY, as a Lender

By:	s/s Ryan T. Hamilton
Name: Ryan T. Hamilton Title: Senior Vice President

Fifth Third Bank, as a Lender

By:	s/s William R. Veal
Name: William R. Veal Title: Vice President

HSBC Bank USA, National Association, as a Lender

By:	s/s Matthew Brannon
Name: Matthew Brannon Title: Vice President

Incremental Joinder and Amendment No. 1
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Schedule 1

Incremental Lenders	Term Loan Commitments
JPMorgan Chase Bank, N.A.	$40,000,000
Wells Fargo Bank, N.A.	$40,000,000
Bank of America, N.A.	$50,000,000
Truist Bank, as successor by merger to SunTrust Bank	$30,000,000
BMO Harris Bank N.A.	$50,000,000
Bank of the West	$22,500,000
U.S. Bank, National Association	$22,500,000
Fifth Third Bank	$30,000,000
HSBC Bank USA, National Association	$15,000,000
TOTAL	$300,000,000

735381809

Execution Version
Exhibit A

Amended Credit Agreement

735381809

Execution Version

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

December 14, 2018

among

LCI INDUSTRIES,

LIPPERT COMPONENTS, INC.,

The Foreign Borrowers from time to time party hereto,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

and

WELLS FARGO BANK, N.A.,
as Syndication Agent

and

BANK OF AMERICA, N.A., SUNTRUST BANK, now TRUIST BANK and BANK OF MONTREAL,
as Documentation Agent

JPMORGAN CHASE BANK, N.A. and WELLS FARGO SECURITIES, LLC
as Joint Bookrunners and Lead Arrangers

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TABLE OF CONTENTS

		Page
ARTICLE I.	DEFINITIONS	1
SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	~~31~~36
SECTION 1.03	Terms Generally	~~31~~36
SECTION 1.04	Accounting Terms; GAAP	~~32~~36
SECTION 1.05	Interest Rates; LIBOR Notification	~~32~~37
SECTION 1.06	Exchange Rates	~~33~~37
SECTION 1.07	Certain Additional Borrowers; Removal of Foreign Borrowers	~~33~~38
ARTICLE II.	THE CREDITS	~~35~~40
SECTION 2.01	Commitments	~~35~~40
SECTION 2.02	Loans and Borrowings	~~36~~40
SECTION 2.03	Requests for Borrowings	~~36~~41
SECTION 2.04	Increase in Commitments	~~37~~42
SECTION 2.05	[Reserved.]	~~39~~44
SECTION 2.06	Letters of Credit	~~39~~44
SECTION 2.07	Funding of Borrowings	~~44~~49
SECTION 2.08	Interest Elections	~~45~~50
SECTION 2.09	Termination and Reduction of Commitments	~~46~~51
SECTION 2.10	Repayment of Loans; Evidence of Debt	~~47~~52
SECTION 2.11	Prepayment of Loans	~~47~~53
SECTION 2.12	Fees	~~48~~54
SECTION 2.13	Interest	~~49~~55
SECTION 2.14	Alternate Rate of Interest	~~50~~56
SECTION 2.15	Increased Costs	~~52~~58
SECTION 2.16	Break Funding Payments	~~54~~59
SECTION 2.17	Withholding of Taxes; Gross-Up	~~54~~60
SECTION 2.18	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~59~~65
SECTION 2.19	Mitigation Obligations; Replacement of Lenders	~~60~~66
SECTION 2.20	Defaulting Lenders	~~61~~67
SECTION 2.21	Extension of Maturity Date	~~64~~70
SECTION 2.22	Refinancing Amendments	~~65~~71
ARTICLE III.	REPRESENTATIONS AND WARRANTIES	~~67~~73
SECTION 3.01	Organization; Powers	~~67~~73
SECTION 3.02	Authorization; Enforceability	~~67~~73
SECTION 3.03	Governmental Approvals; No Conflicts; No Default	~~67~~73
SECTION 3.04	Financial Condition; No Material Adverse Change	~~68~~74
SECTION 3.05	Properties	~~68~~74
SECTION 3.06	Litigation and Environmental Matters	~~68~~74
SECTION 3.07	Compliance with Laws and Agreements; No Default	~~69~~74
SECTION 3.08	Investment Company Status	~~69~~75

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TABLE OF CONTENTS
(continued)

Page

SECTION 3.09	Taxes	~~69~~75
SECTION 3.10	ERISA	~~69~~75
SECTION 3.11	Disclosure	~~69~~75
SECTION 3.12	Anti-Corruption Laws and Sanctions	~~69~~75
SECTION 3.13	EEA Financial Institutions	~~70~~76
SECTION 3.14	Plan Assets; Prohibited Transactions	~~70~~76
SECTION 3.15	Margin Regulations	~~70~~76
SECTION 3.16	Solvency	~~70~~76
SECTION 3.17	Security Documents	~~70~~76
SECTION 3.18	Subsidiaries	~~70~~76
SECTION 3.19	Labor Matters	~~71~~77
SECTION 3.20	SEC Matters	~~71~~77
SECTION 3.21	Restrictive Agreements	~~71~~77
SECTION 3.22	Centre of Main Interests	~~71~~77
SECTION 3.23	Tax Residency	~~71~~77
SECTION 3.24	Singapore Personal Data	78
SECTION 3.25	Singapore Borrowers	78
ARTICLE IV.	CONDITIONS	~~72~~78
SECTION 4.01	Effective Date	~~72~~78
SECTION 4.02	Each Credit Event	~~73~~79
ARTICLE V.	AFFIRMATIVE COVENANTS	~~73~~80
SECTION 5.01	Financial Statements; Ratings Change and Other Information	~~74~~80
SECTION 5.02	Notices of Material Events	~~75~~82
SECTION 5.03	Existence; Conduct of Business	~~76~~83
SECTION 5.04	Payment of Obligations	~~76~~83
SECTION 5.05	Maintenance of Properties; Insurance	~~76~~83
SECTION 5.06	Books and Records; Inspection Rights	~~77~~83
SECTION 5.07	Compliance with Laws	~~77~~83
SECTION 5.08	Use of Proceeds and Letters of Credit	~~77~~83
SECTION 5.09	Accuracy of Information	~~77~~84
SECTION 5.10	Additional Guarantors; Additional Collateral; Additional Parties to Subordination Agreement	~~78~~84
SECTION 5.11	Further Assurances	~~78~~85
ARTICLE VI.	NEGATIVE COVENANTS	~~79~~86
SECTION 6.01	Indebtedness	~~79~~86
SECTION 6.02	Liens	~~81~~88
SECTION 6.03	Fundamental Changes	~~84~~90
SECTION 6.04	Dispositions	~~85~~91
SECTION 6.05	Investments, Loans, Advances, Guarantees and Acquisitions	~~86~~92

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TABLE OF CONTENTS
(continued)

		Page
SECTION 6.06	Swap Agreements	~~88~~94
SECTION 6.07	Restricted Payments	~~88~~94
SECTION 6.08	Transactions with Affiliates	~~88~~95
SECTION 6.09	Restrictive Agreements	~~89~~95
SECTION 6.10	Certain Financial Covenants	~~90~~96
SECTION 6.11	Amendment of Certain Documents	~~90~~97
SECTION 6.12	Use of Proceeds	~~91~~98
SECTION 6.13	Centre of Main Interest	~~91~~98
ARTICLE VII.	EVENTS OF DEFAULT	~~91~~98
SECTION 7.01	Events of Default	~~91~~98
SECTION 7.02	Remedies Upon an Event of Default	~~93~~100
SECTION 7.03	Application of Payments	~~95~~101
ARTICLE VIII.	THE ADMINISTRATIVE AGENT	~~96~~103
SECTION 8.01	Authorization and Action	~~96~~103
SECTION 8.02	Administrative Agent's Reliance, Indemnification, Etc	~~99~~106
SECTION 8.03	Posting of Communications	~~100~~107
SECTION 8.04	The Administrative Agent Individually	~~102~~108
SECTION 8.05	Successor Administrative Agent	~~102~~109
SECTION 8.06	Acknowledgements of Lenders and Issuing Banks	~~103~~110
SECTION 8.07	Collateral and Guarantee Matters	~~104~~110
SECTION 8.08	Credit Bidding	~~104~~111
SECTION 8.09	Certain ERISA Matters	~~105~~112
ARTICLE IX.	MISCELLANEOUS	~~107~~114
SECTION 9.01	Notices	~~107~~114
SECTION 9.02	Waivers; Amendments	~~108~~115
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~109~~116
SECTION 9.04	Successors and Assigns	~~111~~118
SECTION 9.05	Survival	~~116~~124
SECTION 9.06	Counterparts; Integration; Effectiveness; Electronic Execution	~~117~~124
SECTION 9.07	Severability	~~117~~125
SECTION 9.08	Right of Setoff	~~117~~125
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~118~~125
SECTION 9.10	WAIVER OF JURY TRIAL	~~119~~126
SECTION 9.11	Headings	~~119~~126
SECTION 9.12	Confidentiality	~~119~~127
SECTION 9.13	Material Non-Public Information	~~120~~127
SECTION 9.14	Interest Rate Limitation	~~120~~128
SECTION 9.15	No Fiduciary Duty, etc	~~121~~128
SECTION 9.16	USA PATRIOT Act	~~122~~129

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TABLE OF CONTENTS
(continued)

Page

SECTION 9.17	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~122~~129
SECTION 9.18	Judgment Currency	~~122~~130
SECTION 9.19	Intercreditor Agreements	~~123~~130

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- iv-

SCHEDULES:

Schedule 2.01A – Revolving Commitments
Schedule 2.01B – Letter of Credit Commitments
Schedule 2.01C – Initial Guarantors
Schedule 2.05 – Existing Letters of Credit
Schedule 3.18 – Subsidiaries
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.05 – Existing Investments
Schedule 6.09 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Borrowing Request
Exhibit C – Form of Interest Election Request
Exhibit D – [RESERVED]
Exhibit E-1 – U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-2 – U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-3 – U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-4 – U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F – Form of Omnibus Reaffirmation

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- v-

"*Agreement*" has the meaning assigned to it in the preamble to this Agreement.

"*Alternate Base Rate*" means, for any day, a rate *per annum* equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section ~~2.14,~~2.14 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

"*Alternative Currency*" means Pounds Sterling, Canadian Dollars, Euros, Australian Dollars and any additional currencies determined after the Effective Date by mutual agreement of the Borrowers, Lenders and Administrative Agent; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted, able to be converted into dollars and available in the London interbank deposit market.

"*Alternative Currency Exposure*" means, with respect to any Lender at any time, the Dollar Equivalent of the sum of the outstanding principal amount of such Lender's Alternative Currency Loans and Alternative Currency LC Exposure at such time.

"*Alternative Currency LC Exposure*" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Alternative Currency Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of Alternative Currency Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Alternative Currency LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Alternative Currency LC Exposure at such time.

"*Alternative Currency Letter of Credit*" means a Letter of Credit denominated in an Alternative Currency.

"*Alternative Currency Loan*" means a Revolving Loan denominated in an Alternative Currency.

"*Anti-Corruption Laws*" means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

"*Applicable Party*" has the meaning assigned to it in Section 8.03(c).

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"***Applicable Percentage***" means, with respect to any Lender, as the context may require, (a) the percentage of the total Commitments and Credit Exposure represented by such Lender's Commitment and Credit Exposure, (b) the percentage of the total Revolving Commitments and Loans represented by such Lender's Revolving Commitment and (c) the percentage of the total Term Loan Commitments and Term Loans represented by such Lender's Term Loan Commitments and Term Loans; provided that, in the case of Section 2.20 when a Defaulting Lender shall exist, "Applicable Percentage" shall mean the percentage of the total Commitments (be calculated disregarding any Defaulting Lender's Commitment) represented by such Lender's Commitment and Credit Exposure. If the Commitments have terminated or expired, the and/or the Credit Exposure has been repaid in full, in the aggregate or in respect of any Class, the applicable Applicable Percentages shall be determined based upon the Commitments and Credit Exposure most recently in effect, giving effect to any assignments and to any Lender's status as a Defaulting Lender at the time of determination.

"***Applicable Rate***" means, for any day, with respect to any ABR Loan or Eurocurrency Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate *per annum* set forth below under the caption "ABR Spread", "Eurocurrency/CDOR/AUD Screen/Canadian Prime Rate Spread" or "Commitment Fee Rate", as the case may be, determined by reference to the Total Adjusted Leverage Ratio as set forth in the most recent compliance certificate received by the Administrative Agent pursuant to Section 5.01(c):

Category	**Total Net Leverage Ratio**	**ABR Spread**	**Eurocurrency/CDOR/ AUD Screen/ Canadian Prime Rate Spread**	**Commitment Fee Rate**
Category 1	≥ 2.25 to 1.0	0.625%	1.625%	0.225%
Category 2	< 2.25 to 1.0 and > 1.75 to 1.0	0.375%	1.375%	0.200%
Category 3	< 1.75 to 1.0 and > 1.25 to 1.0	0.125%	1.125%	0.175%
Category 4	< 1.25 to 1.0	0.000%	0.875%	0.15%

From the Incremental Amendment No. 1 Effective Date until the date that a compliance certificate is required to be delivered pursuant to Section 5.01(c) for the fiscal quarter of the Company ending December 31, 2018, 2019, Category 42 shall apply. Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a compliance certificate is

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"***Banking Services***" means each and any of the following bank services provided or which may be provided to any Loan Party by any Lender or any of its Affiliates (or Person that was a Lender or Affiliate of a Lender at the time it provided or began providing such services): (a) credit cards for commercial customers (including, without limitation, "commercial credit cards" and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

"***Banking Services Obligations***" means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

"***Bankruptcy Code***" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

"***Bankruptcy Event***" means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

"***Benchmark Replacement***" means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

"***Benchmark Replacement Adjustment***" means the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for

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calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).

"***Benchmark Replacement Conforming Changes***" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Alternate Base Rate," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

"***Benchmark Replacement Date***" means the earlier to occur of the following events with respect to the LIBO Rate for dollars:

(1) in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate for dollars permanently or indefinitely ceases to provide such LIBO Screen Rate; or

(2) in the case of clause (3) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

"***Benchmark Transition Event***" means the occurrence of one or more of the following events with respect to the LIBO Rate for dollars:

(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate for dollars announcing that such administrator has ceased or will cease to provide such LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such LIBO Screen Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate for dollars, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for such LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for such LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for such LIBO Screen Rate, in each case which states that the administrator of such LIBO Screen Rate has

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ceased or will cease to provide such LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such LIBO Screen Rate; and/or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate for dollars announcing that such LIBO Screen Rate is no longer representative.

"***Benchmark Transition Start Date***" means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrowers, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

"***Benchmark Unavailability Period***" means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate for dollars and solely to the extent that such LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such LIBO Rate for all purposes hereunder in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such LIBO Rate for all purposes hereunder pursuant to Section 2.14.

"***Beneficial Ownership Certification***" means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

"***Beneficial Ownership Regulation***" means 31 C.F.R. § 1010.230.

"***Benefit Plan***" means any of (a) an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such "employee benefit plan" or "plan".

"***Borrowers***" means, collectively, Lippert and each Foreign Borrower..

"***Borrowing***" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, and (b) a Term Loan of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

"***Borrowing Request***" means a request by any Borrower for a Revolving Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

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for the applicable period that appears on the "Reuters Screen CDOR Page" as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up), as of 10:15 a.m. Toronto local time on the first day of such Interest Period and, if such day is not a business day, then on the immediately preceding business day (as adjusted by Administrative Agent after 10:15 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest). If the CDOR Screen Rate shall be less than zero, the CDOR Screen Rate shall be deemed to be zero for purposes of this Agreement.

"***CFC***" shall have the meaning set forth in Section 5.10.

"***Change in Control***" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof, excluding management personnel as listed in the proxy statement dated April 10, 2018 of the Company), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) the acquisition after the Effective Date of direct or indirect Control of the Company by any Person or group; (c) the failure of (i) the Company to directly own 100% of the Equity Interests of Lippert or (ii) each of the Company and Lippert to own, directly or indirectly, 100% of the Equity Interests of any Foreign Borrower (other than directors' qualifying shares as required by law), except in the case of this clause (ii) as a result of a transaction permitted by Section 6.03 of this Agreement.

"***Change in Law***" means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a "Change in Law," regardless of the date enacted, adopted, issued or implemented.

"***Charges***" has the meaning assigned to it in Section 9.14.

"***Class***" when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, or

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Incremental Term Loans and (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, a Term Loan Commitment or a Incremental Term Loan Commitment.

"***Code***" means the Internal Revenue Code of 1986, as amended.

"***Collateral***" means any property or rights in which, pursuant to the Security Documents, there has been granted (or purported to have been granted) to the Collateral Agent for the ratable benefit of the Lenders, a security interest or hypothec.

"***Collateral Agent***" means JPMorgan Chase Bank, N.A., as Collateral Agent under the Pledge Agreement.

"***Commitment***" means, with respect to each Lender, the ~~amount set forth on Schedule 2.01 opposite such Lender's name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.09, (b) any increase in such amount from time to time pursuant to Section 2.04, or (c) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided, that at no time shall the Revolving Credit Exposure of any Lender exceed its Commitment. The initial aggregate amount of the Lenders' Commitments is $ 600,000,000.~~sum of such Lender's Revolving Commitment, Term Loan Commitment and Incremental Term Loan Commitment.

"***Commodity Exchange Act***" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"***Communications***" has the meaning assigned to it in Section 8.03(c).

"***Company***" means LCI Industries, a Delaware corporation.

"***Company Guarantee***" means the Fourth Amended and Restated Guarantee Agreement, dated as of April 27, 2016, between the Company and the Administrative Agent.

"***Competitor***" means any Person (including a Customer) that engages in the same or substantially similar line or lines of business (whether in whole or in any part, vertically or horizontally) as those lines of business in which the Company and its Subsidiaries are engaged as of the Effective Date or such other reasonably related line or lines of business in which the Company or any of its Subsidiaries may be engaged after the Effective Date, and which provides products and/or services that are the same as, substantially similar to (in terms of type, brand or purpose) or a competitive alternative for, the products and/or services offered by the Company and its Subsidiaries as of the Effective Date or such other reasonably related or adjacent products and/or services which the Company or any of its Subsidiaries offer after the Effective Date.

"***Compounded SOFR***" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a

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mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of "Benchmark Replacement."

"***Connection Income Taxes***" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"***Consolidated Indebtedness***" means, as of the date of determination, without duplication, all Indebtedness owed or guaranteed by any Loan Party and any of their respective Subsidiaries (but shall not include the undrawn amount of any Letters of Credit), determined on a consolidated basis in accordance with GAAP.

"***Consolidated Interest Expense***" means, for the period in issue all net interest expense of the Company and its Subsidiaries, whether paid or accrued, without duplication, determined on a consolidated basis in accordance with GAAP.

"***Consolidated Net Worth***" means Consolidated Total Assets minus total liabilities of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

"***Consolidated Total Assets***" means, as of the date of determination, the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

"***Control***" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "***Controlling***" and "***Controlled***" have meanings correlative thereto.

"***Corresponding Tenor***" with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

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"***Covered Entity***" means any of the following:

(i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 47.3(b); or

(iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 382.2(b).

"***Covered Party***" has the meaning assigned to it in Section 9.20.

"***Credit Agreement Refinancing Indebtedness***" means loans and commitments under this Agreement incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Revolving Loans (and Commitments) or ~~Incremental~~ Term Loans, or any then-existing Credit Agreement Refinancing Indebtedness ("***Refinanced Debt***"); provided that (a) such Credit Agreement Refinancing Indebtedness shall be documented pursuant to this Agreement and shall be pari passu in right of payment and security with the then-existing Obligations, (b) such Credit Agreement Refinancing Indebtedness shall have such economic terms, including maturity dates, amortization schedules, interest rates, upfront fees and original discount, as may be agreed between Lippert and the Lenders providing such Credit Agreement Refinancing Indebtedness; provided that the final maturity date of such Credit Agreement Refinancing Indebtedness shall not be earlier than the then-latest maturity date with respect to any then-existing commitments and loans hereunder, (c) all other terms applicable to such Credit Agreement Refinancing Indebtedness (other than those specified in clauses (a) and (b) above) shall not be more restrictive (taken as a whole) than those applicable to the existing commitments and loans, except to the extent (i) this Agreement shall be modified to grant the as the existing commitments and loans the benefit of such more restrictive provisions, (ii) applicable solely to periods after the latest maturity date with respect to the existing commitments and loans hereunder in effect at the time of incurrence or issuance of such Credit Agreement Refinancing Indebtedness or (iii) as otherwise agreed by the Administrative Agent in its reasonable discretion, (d) such Credit Agreement Refinancing Indebtedness shall not have a greater principal amount than the principal amount of the applicable Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees, discounts and expenses associated with the refinancing (or, in the case of any Credit Agreement Refinancing Indebtedness in the form of Refinancing Revolving Commitments, shall not be in an amount greater than the aggregate amount of revolving commitments constituting the applicable Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees, discounts and expenses associated with the refinancing) and (e) such Refinanced Debt shall be repaid or repurchased, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments thereunder terminated, in each case to the extent of such refinancing on the date such Credit Agreement Refinancing Indebtedness is incurred or obtained.

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"***Credit Exposure***" means, as to any Lender at any time, the Dollar Equivalent of the sum of (a) such Lender's Revolving Credit Exposure at such time plus (b) an amount equal to the aggregate principal amount of such Lender's Term Loans outstanding at such time.

"***Credit Extension***" means the making of a Loan by a Lender or the issuance or amendment of any Letter of Credit by each Issuing Bank.

"***Credit Party***" means the Administrative Agent, each Issuing Bank or any other Lender.

"***Customer***" means any Person as to which, with or to whom, within the 24-month period immediately preceding the date of determination: (i) any products or services were provided by the Company or any of its Subsidiaries, or (ii) any contract was entered into with the Company or any of its Subsidiaries for the provision of any products or services to such Person by the Company or such Subsidiary; *provided* in each case that any such products or services are substantially similar to or reasonably related or adjacent to products or services being offered by the Company or any Subsidiary on the Effective Date or such other reasonably related or adjacent products and/or services which the Company or any of its Subsidiaries offer after the Effective Date.

"***Debt Service Coverage Ratio***" means, on any date, the ratio of (i) (A) EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters ending on or most recently prior to such date minus (B) Capital Expenditures made by the Company and its Subsidiaries during such four fiscal quarter period minus (C) cash taxes paid by the Company and its Subsidiaries for such period minus (D) the aggregate amount of Restricted Payments (excluding common stock dividends and inter-company Restricted Payments), to (ii) the sum of (A) the current portion of Consolidated Indebtedness (as determined as of such date) plus (B) the Consolidated Interest Expense for such period.

"***Default***" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"***Default Right***" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"***Defaulting Lender***" means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit

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of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion.

"***dollars***" or "***$***" refers to lawful money of the United States of America.

"***Domestic Subsidiary***" means any Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

"***Dutch Borrower***" means LCI Industries C.V., LCI Industries B.V. and each other Person organized under the laws of the Netherlands that joins this Agreement as a Foreign Borrower.

"***Early Opt-in Election***" means the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrowers) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.14 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrowers and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

"***EBITDA***" means, for any period, Net Income for such period *plus* (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary losses or charges for such period, (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period), and (vi) transactions costs (including fees and premiums (x) related to the Loan Documents, the Prudential Shelf Agreement and related documents and the transactions contemplated thereby and (y) in connection with the issuance or offering of Equity Interests, acquisitions and similar investments, dispositions of any Person or all or substantially all of the assets or division or product line of any Person, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or similar transactions (or any of the foregoing transactions that are proposed and not consummated), in an aggregate amount under this clause (vi) not to exceed $5,000,000 in any period of four consecutive fiscal quarters *minus* (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior

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"*Existing Letters of Credit*" means those letters of credit issued for the account of Lippert pursuant to the Existing Credit Agreement, which letters of credit are more particularly described on Schedule 2.05.

"*Existing Maturity Date*" has the meaning assigned to such term in Section 2.21(a).

"*Extending Lender*" has the meaning assigned to such term in Section 2.21(b)(ii).

"*Extension Request*" means a written request from Lippert to the Administrative Agent requesting an extension of the Maturity Date pursuant to Section 2.21.

"*Facility*" means, when referring to any facility of commitments and related loans hereunder, shall mean, (i) the initial Revolving Loans and Revolving Commitments hereunder, (ii) the Term Loans and Term Loan Commitments made pursuant to Incremental Amendment No. 1, (iii) any Facility of Refinancing Loans and Commitments resulting from a Refinancing Amendment, (iii) any Facility of Refinancing Term Loans resulting from a Refinancing Amendment, (iv) any Facility of Refinancing Term Loans resulting from a Refinancing Amendment, (v) any facility of Incremental Term Loans and (vvi) any Facility resulting from an extension of the maturity of all or a portion of any then-existing Facility of commitments and related loans hereunder.

"*Fair Market Value*" means at any time and with respect to any property, the sale value of such property that would reasonably be estimated to be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell) as determined by the Company or the relevant Subsidiary in good faith.

"*FATCA*" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

"*Federal Funds Effective Rate*" means, for any day, the rate calculated by the NYFRB based on such day's federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall be set forth on its public websitethe Federal Reserve Bank of New York's Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

"*Federal Reserve Bank of New York's Website*" means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

"*Federal Reserve Board*" means the Board of Governors of the Federal Reserve System of the United States of America.

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"***Hazardous Materials***" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"***IBA***" has the meaning assigned to such term in Section 1.05.

"***Immaterial Subsidiary***" means any Subsidiary whose revenues and assets constitute less than 2.5% of the total consolidated revenues and assets, respectively, of the Company and its Subsidiaries; provided that Immaterial Subsidiaries in the aggregate shall not have revenues or assets constituting more than 15% of the total consolidated revenues or assets, respectively, of the Company and its Subsidiaries.

"***Impacted Interest Period***" has the meaning assigned to it in the definition of "LIBO Rate."

"***Increase Effective Date***" has the meaning assigned to such term in Section 2.04(b).

"***Incremental Amendment No. 1***" means that certain Incremental Joinder and Amendment No. 1, dated as of December 19, 2019, among the Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

"***Incremental Amendment No. 1 Effective Date***" means the "Increase Effective Date" as defined in Incremental Amendment No. 1.

"***Incremental Term Loan***" has the meaning assigned to it in Section 2.04(a).

"***Incremental Term Loan Commitment***" has the meaning assigned to it in Section 2.04(a).

"***Indebtedness***" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accrued expenses and current accounts payable incurred in the ordinary course of business and (ii) liabilities associated with customer prepayments and deposits arising in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of such Indebtedness which has not been assumed by such Person shall be the lesser of (i) the amount of such obligation and (ii) the Fair Market Value of such property, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than performance guaranties), and (j) all obligations,

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contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

"***Indemnified Taxes***" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

"***Indemnitee***" has the meaning assigned to it in Section 9.03(b).

"***Ineligible Institution***" has the meaning assigned to it in Section 9.04(b).

"***Information***" has the meaning assigned to it in Section 9.12.

"***Interest Election Request***" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent.

"***Interest Payment Date***" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date and (b) with respect to any Eurocurrency Loan, ~~Australian~~AUD Loan or CDOR~~ Screen Rate~~ Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and the Maturity Date.

"***Interest Period***" means with respect to any Eurocurrency Borrowing, AUD Screen Rate Borrowing or CDOR Screen Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter (or, except in the case of an AUD Screen Rate Borrowing, that is for a one week period (for which a three day prior request shall be required)), as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

"***Interpolated Rate***" means, at any time, for any Interest Period, the rate *per annum* (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the

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a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

"***Lippert***" means Lippert Components, Inc., a Delaware corporation.

"***Loan Documents***" means this Agreement, the Notes or any other promissory notes delivered pursuant hereto, the Security Documents, the Guarantee Agreements, the Subordination Agreement, the Omnibus Reaffirmation, any applications heretofore or hereafter made in respect of the Letter of Credit, and any instruments or agreements executed and delivered pursuant to any of the foregoing, in each case as supplemented, amended or modified from time to time, and any document, instrument, or agreement supplementing, amending, or modifying, or waiving any provision of, any of the foregoing.

"***Loan Party***" means each Borrower and each Guarantor.

"***Loans***" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

"***Local Time***" means (a) with respect to any extensions of credit hereunder denominated in dollars, Chicago time, (b) with respect to any extensions of credit hereunder denominated in Canadian Dollars, Australian Dollars, Pounds Sterling or Euro, Chicago time, and (c) with respect to any extensions of credit denominated in any other Alternative Currency, the local time in the place of settlement for such Alternative Currency or in such other location as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

"***Margin Stock***" means margin stock within the meaning of Regulations T, U and X, as applicable.

"***Material Acquisition***" means any (a) acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit, division or line of business or (b) acquisition of or other investment in the Equity Interests of any Subsidiary or any person which becomes a Subsidiary or is merged or consolidated with any Loan Party or any of its Subsidiaries, in each case, which involves the payment of consideration by the Loan Parties and the other Subsidiaries of at least $125,000,000.

"***Material Adverse Effect***" means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of any Borrower to perform any of its Obligations, (c) the validity or enforceability of this Agreement or any of the other Loan Documents, or (d) the security interests taken as a whole granted by the Security Documents.

"***Material Indebtedness***" means (a) Indebtedness (other than the Loans and Letters of Credit and other than any Prudential Debt), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrowers and their Subsidiaries in a principal amount

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exceeding $20,000,000 individual or $50,000,000 in the aggregate and (b) any Prudential Debt. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

"***Maturity Date***" means, with respect to any Lender, the later of (a) December 14, 2023 and (b) if the maturity date is extended for such Lender pursuant to Section 2.21, such extended maturity date as determined pursuant to such Section; *provided, however*, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

"***Maximum Rate***" has the meaning assigned to it in Section 9.14.

"***Moody's***" means Moody's Investors Service, Inc.

"***Multiemployer Plan***" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"***Net Income***" means, for any period, the consolidated net income (or loss) determined for the Company and its Subsidiaries, on a consolidated basis, in accordance with GAAP.

"***Net Proceeds***" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

"***New Subsidiary***" has the meaning assigned to such term in Section 5.10.

"***Non-Extending Lender***" has the meaning assigned to such term in Section 2.21(a).

"***Non-Extension Notice Date***" has the meaning assigned to such term in Section 2.06(c).

"***Note***" means, as the context may require, either a Revolving Credit Note or a Term Loan Note.

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interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

"***Overnight Bank Funding Rate***" means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on ~~its public website~~the Federal Reserve Bank of New York's Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

"***Participant***" has the meaning assigned to such term in Section 9.04(c).

"***Participant Register***" has the meaning assigned to such term in Section 9.04(c).

"***Party***" has the meaning assigned to such term in Section 2.17(h).

"***Patriot Act***" has the meaning assigned to it in Section 9.16.

"***PBGC***" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

"***Permitted Acquisition***" has the meaning assigned to such term in Section 6.05(e).

"***Permitted Encumbrances***" means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

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(d) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; and

(f) instruments equivalent to those referred to in clauses (b) and (c) above denominated in other currencies and comparable in credit quality and tenor to those referred to above and customarily used for short and medium term investment purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary in such jurisdictions.

"***Person***" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"***Pounds Sterling***" means lawful money of the United Kingdom from time to time.

"***Plan***" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"***Plan Asset Regulations***" means 29 CFR § 2510.3-101 *et seq.*, as modified by Section 3(42) of ERISA, as amended from time to time.

"***Pledge Agreement***" means the Fourth Amended and Restated Pledge and Security Agreement, dated as of April 27, 2016, among the Loan Parties (other than Foreign Borrowers) and the Administrative Agent.

"***Pre-Approved Jurisdiction***" has the meaning set forth in Section 1.07.

"***Prepayment Event***" means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party or any Subsidiary, other than (x) dispositions described in Section 6.04(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (l), (m) or (o) or (y) dispositions resulting in Net Proceeds equal to or greater than $15,000,000 in any fiscal year; or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party or any Subsidiary resulting in Net Proceeds equal to or greater than $15,000,000 in any fiscal year; or

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(c) the incurrence by any Loan Party or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02.

"***Prime Rate***" means the rate of interest last quoted by The Wall Street Journal as the "Prime Rate" in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

"***Pro Forma Basis***" means (a) for the determination of "EBITDA", "Capital Expenditures" and "Consolidated Interest Expense" for any period of four consecutive fiscal quarters of the Company for which financial statements have been provided pursuant to Section 5.01(a) or (b) or Section 5.01(a) or (b) of the Existing Credit Agreement (i) for any period of four fiscal quarters in which any Subsidiary is acquired by a Loan Party or a Subsidiary from a Person that was not an Affiliate of a Loan Party or a Subsidiary thereof, or any disposition occurs of any Person that ceases to be a Subsidiary upon the consummation thereof, EBITDA, Capital Expenditures and Consolidated Interest Expense shall be calculated, to the extent practicable, such calculation shall be made on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to the acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a senior financial officer of the Company) as if such acquisition or such disposition had occurred on the first day of such period, and (ii) all Indebtedness incurred, assumed or repaid (or to be incurred, assumed or repaid) in connection with all such transactions referred to in clause (i) (x) was incurred, assumed or repaid on the first day of such period, as the case may be, and (y) if incurred, was outstanding in full at all times during such period and had in effect at all times during such period (or any portion of such period during which such Indebtedness was not actually outstanding) an interest rate equal to the interest rate in effect on the date of the actual incurrence thereof (regardless of whether such interest rate is a floating rate or would otherwise change over time by reference to a formula or for any other reason), and (b) on any date other than the last day of a fiscal quarter in connection with any issuance or incurrence of Indebtedness, Restricted Payment, investment, acquisition, Disposition or other transaction, (i) Consolidated Indebtedness of the Company and the Subsidiaries and the aggregate amount of unrestricted cash held or located in the United States of the Company and the Guarantors shall each be calculated as of the date of such calculation after giving pro forma effect to any transactions occurring on such date and (ii) each other amount shall be calculated based on the period of four fiscal quarters most recently ended for which financial statements have been provided pursuant to Section 5.01(a) or (b) or Section 5.01 of the Existing Credit Agreement but reformulated as if such issuance or incurrence of Indebtedness, Restricted Payment, investment, acquisition, Disposition or other transaction, and all other issuances and incurrences of Indebtedness, Restricted Payments, investments, acquisitions and Dispositions that have been consummated during the period, and any

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Indebtedness or other liabilities incurred in connection with any such transaction had been consummated and incurred at the beginning of such period.

"***Prudential***" means PGIM, Inc.

"***Prudential Debt***" means the Prudential Notes and any other indebtedness arising on or after the Effective Date under or pursuant to the Prudential Shelf Agreement.

"***Prudential Intercreditor Agreement***" means that certain Third Amended and Restated Intercreditor Agreement, dated as of April 27, 2016, among Prudential, the Notes Collateral Agent, the Administrative Agent and the Collateral Agent.

"***Prudential Notes***" shall mean any promissory notes issued to or to be issued subject to the Prudential Shelf Agreement.

"***Prudential Shelf Agreement***" means that certain Prudential Fourth Amended and Restated Note Purchase and Private Shelf Agreement dated as of April 27, 2016 among Prudential, certain other purchasers of Prudential Notes and Lippert.

"***PTE***" means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

"***QFC***" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

"***QFC Credit Support***" has the meaning assigned to it in Section 9.20.

"***Recipient***" means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

"***Refinancing Amendment***" means an amendment to this Agreement executed by each of (a) the Borrowers in respect of the applicable Refinancing Term Loans, Refinancing Revolving Commitments or Refinancing Revolving Loans, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of any Refinancing Term Loans, Refinancing Revolving Commitments or Refinancing Revolving Loans incurred pursuant thereto, in accordance with Section 2.22.

"***Refinancing Revolving Commitments***" means one or more Facilities of revolving commitments hereunder that result from a Refinancing Amendment.

"***Refinancing Revolving Loans***" means one or more Facilities of revolving loans that result from a Refinancing Amendment.

"***Refinancing Term Loans***" means one or more Facilities of term loans hereunder that result from a Refinancing Amendment.

"***Register***" has the meaning assigned to such term in Section 9.04(b).

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"***Relevant Governmental Body***" means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

"***Regulation D***" means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

"***Related Parties***" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

"***Required Lenders***" means, subject to Section 2.20, at any time, Lenders having ~~Revolving~~ Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the ~~Total Revolving~~aggregate Credit ~~Exposure~~Exposures and Unfunded Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Section 7.02(b), and for all purposes after the Loans become due and payable pursuant to Section 7.02(b) or the Commitments expire or terminate, then, as to each Lender, the Unfunded Commitment of each Lender shall be deemed to be zero; provided further that for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is the Company or an Affiliate of the Company shall be disregarded.

"***Required Revolving Lenders***" means, subject to Section 2.20, at any time, Lenders having Revolving Credit Exposures and Unfunded Revolving Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and Unfunded Revolving Commitments at such time; provided that for the purpose of determining the Required Revolving Lenders needed for any waiver, amendment, modification or consent, any Lender that is the Company or an Affiliate of the Company shall be disregarded.

"***Responsible Officer***" means the president, or Financial Officer or other executive officer of the applicable Borrower.

"***Restricted Payment***" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of a Loan Party or any Subsidiary of a Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

"***Revolving Commitment***" means, with respect to each Lender, the amount set forth on Schedule 2.01 opposite such Lender's name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.09, (b) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) any increase in such amount from time to time pursuant to Section 2.04; provided, that at no time shall the Revolving Credit Exposure of any Lender exceed its

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Revolving Commitment. The initial aggregate amount of the Lenders' Revolving Commitments is $600,000,000.

"***Revolving Credit Exposure***" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

"***Revolving Credit Note***" has the meaning given to such term in Section 4.01(i), as such meaning may be supplemented by Section 1.07.

"***Revolving Lender***" means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

"***Revolving Loan***" means a Loan made pursuant to Section 2.03.

"***S&P***" means Standard & Poor's Rating Services, a Standard & Poor's Financial Services LLC business.

"***Sanctioned Country***" means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

"***Sanctioned Person***" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty's Treasury of the United Kingdom, the Monetary Authority of Singapore or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

"***Sanctions***" means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty's Treasury of the United Kingdom, the government of Canada (including, without limitation, Foreign Affairs, Trade and Development Canada and Public Safety Canada), the Monetary Authority of Singapore or other relevant sanctions authority.

"***SEC***" means the Securities and Exchange Commission of the United State of America.

"***Secured Parties***" means the Lenders, the Administrative Agent, the Collateral Agent, the Issuing Banks, any provider of Banking Services and any IR/FX Protection Merchant that is a Lender or an Affiliate of a Lender (or Person that was a Lender or Affiliate of a Lender at the time it entered into such IR/FX Hedging Agreement).

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"***Security Documents***" means the Subsidiary Guarantee, the Subordination Agreement, the Pledge Agreement, the Company Guarantee, the Prudential Intercreditor Agreement, any other intercreditor agreement contemplated hereby and any instruments or agreements executed and delivered pursuant to any of the foregoing, in each case as supplemented, amended or modified from time to time, and any document, instrument or agreement supplementing, amending or modifying, or waiving any provision of, any of the foregoing.

"***SOFR***" with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York's Website.

"***SOFR-Based Rate***" means SOFR, Compounded SOFR or Term SOFR.

"***Solvent***" means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"***Statutory Reserve Rate***" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

"***Subject Party***" has the meaning assigned to such term in Section 2.17(h).

"***subsidiary***" means, with respect to any Person (the "***parent***") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the

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equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent.

"***Subsidiary***" means any subsidiary of the Company.

"***Subsidiary Guarantee***" means the Fourth Amended and Restated Guarantee Agreement, dated as of April 27, 2016, and the Loan Parties (other than Foreign Borrowers and the Company).

"***Subordination Agreement***" means that certain Fourth Amended and Restated Subordination Agreement, dated as of April 27, 2016, among the Loan Parties (other than any Foreign Borrower) and any of their respective Subsidiaries (including such Subsidiary that is a Foreign Borrower) that is party to any subordination agreement in connection with the Prudential Shelf Agreement and the Administrative Agent.

"***Supported QFC***" has the meaning assigned to it in Section 9.20.

"***Supplier***" has the meaning assigned to such term in Section 2.17(h).

"***Swap Agreement***" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

"***Swap Exposure Amount***" means the maximum aggregate amount (giving effect to any netting agreements) that the applicable Loan Party or Subsidiary thereof would be required to pay at any time if all of its Swap Agreements were terminated at such time.

"***Swap Obligation***" means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

"***Taxes***" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"***Term Lender***" means a Lender having a Term Loan Commitment, an Incremental Term Loan Commitment or an outstanding Term Loan.

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"*Term Loan*" means a Loan made pursuant to Section 2.01(b) and shall include any Incremental Term Loan.

"*Term Loan Commitment*" means, with respect to each Lender, the amount set forth on Schedule 1 to Incremental Amendment No. 1 opposite such Lender's name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. As of the Incremental Amendment No. 1 Effective Date, the aggregate amount of the Lenders' Term Loan Commitments is $300,000,000.

"*Term Loan Note*" means a promissory note of the Company that is payable to any Term Lender evidencing the Term Loans held by such Lender.

"*Term SOFR*" means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

"*Total Net Leverage Ratio*" means, on any date, the ratio of (a) Consolidated Indebtedness on such date minus the lesser of (i) the aggregate amount of unrestricted cash held or located in the United States of the Company and the Guarantors on such date and (ii) $50,000,000 to (b) EBITDA for the Company and its Subsidiaries for the period of four consecutive fiscal quarters ending on or most recently prior to such date.

"*Total Revolving Credit Exposure*" means, the sum of the outstanding principal amount of all Lenders' Revolving Loans and their LC Exposure at such time.

"*Transactions*" means the execution, delivery and performance by the Company and the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

"*Type*", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the CDOR Screen Rate, the AUD Screen Rate or the Alternate Base Rate.

"*Unadjusted Benchmark Replacement*" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

"*Unfunded Commitment*" means, with respect to each Lender, ~~the~~(a) such Lender's Unfunded Revolving Commitment, plus (b) the Term Loan Commitment of such Lender less its outstanding Term Loans; provided, that, from and after the making of Term Loans on the Incremental Amendment No. 1 Effective Date, each Lender's Unfunded Commitment under this clause (b) shall be $0.

"*Unfunded Revolving Commitment*" means, with respect to each Revolving Lender, the Revolving Commitment of such Lender less its Revolving Credit Exposure.

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"***U.S. Person***" means a "United States person" within the meaning of Section 7701(a)(30) of the Code.

"***U.S. Special Resolution Regime***" has the meaning assigned to it in Section 9.20.

"***U.S. Tax Compliance Certificate***" has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

"***VAT***" means (i) value added Tax levied pursuant to the VAT Directive (2006/112/CE) as implemented in the Laws of the relevant member state of the European Union and (ii) any Tax of a similar nature levied by reference to added value, sales and/or consumption.

"***VAT Recipient***" has the meaning assigned to such term in Section 2.17(h).

"***Withdrawal Liability***" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

"***Write-Down and Conversion Powers***" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan" or a "Term Loan") or by Type (e.g., a "Eurocurrency Loan", an "ABR Loan", an "AUD Loan", a "CDOR Loan" or a "Canadian Prime Rate Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time

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to time and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Lippert notifies the Administrative Agent that Lippert requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at "fair value", as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b) Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of "Capital Lease Obligations," in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute capital leases in conformity with GAAP on the date hereof shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

SECTION 1.05 Interest Rates; LIBOR Notification. The interest rate on ~~Eurocurrency Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate.~~ a Loan denominated in dollars or an Alternative Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks

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to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the "*IBA*") for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.14(b) of this Agreement, suchUpon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrowers, pursuant to Section 2.14, in advance2.14(d), of any change to the reference rate upon which the interest rate on Eurocurrency Loans denominated in dollars is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of "LIBO Rate" or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.14(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 1.06 Exchange Rates.

(a) Not later than 12:00 noon, Chicago time, on each Calculation Date, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date with respect to each Alternative Currency. The Exchange Rates so determined shall become effective on the relevant Calculation Date, shall remain effective until the next succeeding Calculation Date, and shall for all purposes of this Agreement (other than Section 9.18 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between dollars and any Alternative Currency.

(b) Not later than 5:00 p.m., Chicago time, on each Calculation Date, or on the date of each Borrowing hereunder or the issuance or increase of any Letter of Credit hereunder, the Administrative Agent shall determine the Alternative Currency Exposure. The Administrative Agent shall determine the aggregate amount of the Dollar Equivalent of all other amounts denominated in an Alternative Currency at the applicable time provided for its making such determination pursuant to this Agreement.

SECTION 1.07 Certain Additional Borrowers; Removal of Foreign Borrowers.

(a) So long as no Default has occurred and is continuing, upon notice from Lippert to the Administrative Agent, which shall promptly notify the Lenders, a CFC that is a direct or

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Borrower, in each case that are not adverse in any material respect to any of the Lenders, and the effectiveness of any such designation of a Foreign Borrower and any borrowings and issuances of Letters of Credit by and for the account of such Foreign Borrower shall be subject to the execution and delivery of such amendments to the extent deemed necessary by the Administrative Agent. This Section shall supersede any provisions in Section 9.02 to the contrary.

ARTICLE II.

The Credits

SECTION 2.01 Commitments. (a) Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment; provided that after giving effect to the making of any such Revolving Loan and any concurrent repayment of Revolving Loans, the aggregate Dollar Equivalent (determined as of the date of the relevant Borrowing or relevant issuance or increase of a Letter of Credit) of outstanding Loans made to, and Letters of Credit issued for the benefit of, Foreign Borrowers shall at no time exceed the Foreign Borrower Sublimit., or (ii) the sum of the Total Revolving Credit Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Loans.

(b) Subject to the terms and conditions set forth herein, each Term Lender agrees to make a Term Loan to Lippert in dollars on the Incremental Amendment No. 1 Effective Date in a principal amount not to exceed such Lender's Term Loan Commitment. Amounts prepaid or repaid in respect of the Term Loans may not be reborrowed.

SECTION 2.02 Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The Term Loans to be made in connection with Incremental Amendment No. 1 shall be made as part of a Borrowing consisting of Term Loans made by the Term Lenders ratably in accordance with their respective Term Loan Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

(b) (a) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans, CDOR Loans, AustralianAUD Loans or Eurocurrency Loans in a single currency as the applicable Borrower may request in accordance herewith, provided that, for the avoidance of doubt, only CDOR Loans may be denominated in Canadian Dollars (and each Canadian Dollar Revolving Borrowing shall be comprised entirely of CDOR Loans) and only AUD Loans may be denominated in Australian Dollars (and each Australian Dollar Revolving Borrowing shall be comprised entirely of AUD Loans) and (ii) each Term Loan Borrowing shall

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be comprised entirely of ABR Loans or Eurocurrency Loans as Lippert may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan, Alternative Currency Loan or any other Loan to a Foreign Borrower by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) ~~(b)~~ At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 (or the Dollar Equivalent thereof) and not less than $500,000 (or the Dollar Equivalent thereof). At the time that each CDOR Revolving Borrowing, AUD Screen Rate Revolving Borrowing or an ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $25,000 and not less than $100,000; provided that a CDOR Revolving Borrowing, AUD Screen Rate Revolving Borrowing or an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Eurocurrency ~~Revolver~~ Borrowings and Alternative Currency Borrowings outstanding in the aggregate.

(d) ~~(c)~~ Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03 Requests for Borrowings. To request a Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Eurocurrency Borrowing ~~dominated~~denominated in U.S. Dollars, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Local Time, on the date of the proposed Borrowing and (c) in the case of an Alternative Currency Borrowing, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., Chicago time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the applicable Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing and the identity of the Borrower;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing, a CDOR Borrowing, an AUD Screen Rate Borrowing or a Eurocurrency Borrowing and the applicable currency;

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(iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

(v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified (and the currency is not specified or is specified as dollars), then the requested Borrowing shall be an ABR Borrowing denominated ~~on~~In dollars. If no election as to currency is specified, then the requested Revolving Borrowing shall be denominated in dollars. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

SECTION 2.04 Increase in Commitments.

(a) Request for Increase. Provided that there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), Lippert may from time to time request an increase in the Commitments by obtaining additional Revolving Commitments or Term Loan Commitments and/or incur new commitments (the "***Incremental Term Loan Commitments***") to provide term loans ("***Incremental Term Loans***") under one or more incremental term loan Facilities under this Agreement, provided that (i) any such increases and incremental commitments after the Incremental Amendment No. 1 Effective Date (and for the avoidance of doubt after giving effect to the making of the Term Loans on such date) shall not exceed $300,000,000 in the aggregate, (ii) any such increase shall be in a minimum amount of $25,000,000 with minimum increments of $5,000,000 in excess thereof, provided that in the case of the initial incurrence of such Incremental Term Loans, such increase shall be in a minimum amount of $50,000,000, (iii) the Borrowers shall not incur more than ten (10) increases pursuant to this Section 2.04, and (iv) in the case of the incurrence of a commitment to provide an Incremental Term Loan, (A) such Incremental Term Loan shall be documented pursuant to this Agreement and shall be pari passu in right of payment and security with the existing Obligations, (B) such Incremental Term Loan shall have such economic terms, including maturity dates, amortization schedules, interest rates, upfront fees and original discount, as may be agreed between Lippert and the Lenders providing such Incremental Term Loan; provided that the final maturity date of such Incremental Term Loan shall not be earlier than the then-latest Maturity Date with respect to the ~~Revolving~~then-existing Term Loans, and (C) all other terms applicable to such Incremental Term Loan (other than those specified in clauses (A) and (B) above) shall not be more restrictive (taken as a whole) than those applicable to the existing Commitments and Loans, except to the extent (a) this Agreement shall be modified to grant the as the existing Commitments and Loans the benefit of such more restrictive provisions, (b) such terms are applicable solely to periods after the latest Maturity Date with respect to the existing Commitments and Loans in effect at the time of incurrence or issuance of such Incremental Term Loans or (c) as otherwise agreed by the Administrative Agent in its reasonable discretion.

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(b) Increase Effective Date. Each such notice shall specify (i) the date (each, an "***Increase Effective Date***") on which Lippert proposes that the increased or new commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each person (which much be a person to whom Loans are permitted to be assigned pursuant to Section 9.04(b)) to whom Lippert proposes any portion of such increased or new commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased or new commitments may elect or decline, in its sole discretion, to provide such increased or new commitment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended in connection with the incurrence of a commitment to provide an Incremental Term Loan, without the consent of any other Lenders (other than those Lenders providing such Incremental Term Loan), to the extent (but only to the extent) necessary to (i) reflect the existence and terms of such Incremental Term Loan and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Lippert, to effect the provisions of this Section 2.04, including any amendments necessary to treat such Incremental Term Loan as a new facility of loans and/or commitments hereunder, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such amendment.

(c) Conditions to Effectiveness of Increase. As a condition precedent to such increase or addition, Lippert shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (signed by a Financial Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase or addition, and (ii) certifying that, before and after giving effect to such increase or addition, (A) the representations and warranties contained in Article III and the other Loan Documents to which it is a party are true and correct in all material respects (except that such materiality qualifier shall not apply to any representations and warranties that are qualified or modified by materiality in the text thereof) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that such materiality qualifier shall not apply to any representations and warranties that are qualified or modified by materiality in the text thereof) as of such earlier date, (B) no Default or Event of Default shall have occurred (including, for avoidance of doubt, that such increase or addition is permitted at such time under the Prudential Shelf Agreement) and (C) the Company would be in compliance with Section 6.10 on a Pro Forma Basis as of the last day of the most recently-ended fiscal quarter for which financial statements are available. In the case of any increase in the Commitments, the Borrowers shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(d) Conflicting Provisions. This Section shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

SECTION 2.05 [Reserved.]

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SECTION 2.06 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit denominated in dollars or an Alternative Currency as the applicant thereof for the support of its or its Subsidiaries' obligations, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the date hereof shall be subject to and governed by the terms and conditions hereof. Notwithstanding anything herein to the contrary, the Issuing Banks shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three (3) Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the applicable Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the applicable Issuing Bank and using such Issuing Bank's standard form (each, a "***Letter of Credit Agreement***"). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by the Issuing Banks at such time plus (y) the aggregate amount of all LC Disbursements made by the Issuing Banks that have not yet been reimbursed by or on behalf of the applicable Borrower at such time shall not exceed its Letter of Credit Commitment, (ii) the LC Exposure shall not exceed the total Letter of Credit Commitment, (iii) no Lender's Revolving Credit Exposure shall exceed its Revolving Commitment and (iv) the aggregate Dollar Equivalent of outstanding Loans made to, and Letters of Credit issued for the benefit of, Foreign Borrowers shall at no time exceed the Foreign Borrower Sublimit. The applicable Borrower may, at any time and from time to time, reduce the Letter of Credit

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Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the applicable Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit may have an expiration date that is later than the date five (5) Business Days prior to the Maturity Date so long as by not later than the date five (5) Business Days prior to the Maturity Date, a Borrower provides cash collateral in an amount equal to 105% of the stated amount of such Letter of Credit. Notwithstanding the foregoing, if the applicable Borrower so requests in any notice requesting the issuance of a Letter of Credit, the Issuing Banks shall issue a Letter of Credit that has automatic extension provisions (each, an "***Auto-Extension Letter of Credit***"); provided that any such Auto-Extension Letter of Credit must permit the applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "***Non-Extension Notice Date***") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the applicable Borrower shall not be required to make a specific request to the applicable Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the date referred to in clause (ii) of the first sentence of this clause (c); provided that the applicable Issuing Bank shall not permit any such extension if (A) the applicable Issuing Bank has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or Lippert that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the applicable Issuing Bank not to permit such extension.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the applicable Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges

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and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the applicable Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement (or the Dollar Equivalent thereof, if relevant) in the relevant currency not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Borrowers shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is denominated in dollars and is in an amount not less than $100,000, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the applicable Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement (or its Dollar Equivalent, in the case of a Letter of Credit denominated in an Alternative Currency), the payment then due from such Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, *mutatis mutandis*, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. The Borrowers' reimbursement obligations under this Section are several and not joint (notwithstanding and without affecting the Guarantee by Lippert of each Foreign Borrower's Obligations under the Guarantee Agreement).

(f) Obligations Absolute. The Borrowers' several obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or

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ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

(c) Each of the Administrative Agent, Issuing Bank and each Lender at its option may make any Loans or otherwise perform its obligations hereunder through any Lending Office (each, a "***Designated Lender***"); provided that any exercise of such option shall not affect the obligation of such Borrower to repay any Loan in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that in the case of an Affiliate or branch of a Lender, such provisions that would be applicable with respect to Loans actually provided by such Affiliate or branch of such Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender. "***Lending Office***" means, as to the Administrative Agent, the Issuing Bank or any Lender, the office or offices of such Person described as such in such Person's Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

SECTION 2.08 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, a CDOR Revolving Borrowing or an AUD Screen Rate Revolving Borrowing shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, a CDOR Revolving Borrowing or an AUD Screen Rate Revolving Borrowing may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the applicable Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the applicable Borrower.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

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(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing, a CDOR Screen Rate Borrowing or an AUD Screen Rate Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "***Interest Period***".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower thereof shall be deemed to have selected an Interest Period of one month's duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing denominated in dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing; provided that if the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing denominated in an Alternative Currency prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, the Interest Period for such Borrowing shall automatically have a duration of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) no Eurocurrency Borrowing denominated in an Alternative Currency may be continued other than for an Interest Period with a duration of one month.

SECTION 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated, ~~the~~(i) the initial Term Loan Commitments shall terminate at 5:00 p.m., Chicago time, on December 19, 2019, and (ii) the Revolving Commitments shall terminate on the Maturity Date.

(b) Lippert may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) Lippert shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Total Revolving Credit Exposure would exceed the total Commitments.

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(c) Lippert shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Lippert pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by Lippert may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Lippert (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

SECTION 2.10 Repayment of Loans; Evidence of Debt.

(a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

(b) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving LoanTerm Lender on the last day of each March, June, September and December (beginning on March 31, 2020) in an amount equal to (a) 1.25% of the original principal amount of the Term Loans made on the Incremental Amendment No. 1 Effective Date, in the case of the first eight such payments and (b) 1.875% of the original principal amount of the Term Loans made on the Incremental Amendment No. 1 Effective Date, in the case of each such additional payment; provided that (i) such amount shall be adjusted from time to time as contemplated in Sections 2.22 and 2.11, and (ii) if any such date is not a Business Day, then payment shall be due and payable on the Business Day immediately preceding such date. To the extent not previously paid, all unpaid Term Loans shall be paid in full in cash by the Borrowers on the Maturity Date.

(c) (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

(e) (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be *prima facie* evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner

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affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f) ~~(e)~~ Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11 Prepayment of Loans.

(a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b) The Borrowers shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., Chicago time, three Business Days before the date of prepayment, or in the case of a CDOR Screen Rate Revolving Borrowing or an AUD Screen Rate Revolving Borrowing, not later than 11:00 a.m., Chicago time, four Business days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Chicago time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that~~, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09.~~ a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any break funding payments required by Section 2.16. Prepayments of Term Loans pursuant to this Section 2.11 (other than pursuant to clause (e) below) shall be applied to reduce the remaining amortization payments under Section 2.10(b) in the order directed by the Company (or, in the absence of such direction, ratably based on the amount of such amortization repayments, including the amount payable on the Maturity Date).

(c) If the Administrative Agent notifies Lippert at any time that the Total Revolving Credit Exposure (that has not been cash collateralized by Lippert or another Borrower) exceeds an amount equal to 105% of the aggregate Revolving Commitments then in effect, then, within three Business Days after receipt of such notice, the Company or another Borrower shall prepay

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Revolving Loans and/or cash collateralize the LC Exposure in an aggregate amount sufficient to cause the Total Revolving Credit Exposure to be less than or equal to the aggregate Revolving Commitments then in effect.

(d) If the Administrative Agent notifies Lippert at any time that the LC Exposure (that has not been cash collateralized by Lippert or another Borrower) exceeds an amount equal to 105% of the aggregate Letter of Credit Commitment, then, within three Business Days after receipt of such notice, Lippert or another Borrower shall cash collateralize the LC Exposure in an aggregate amount sufficient to cause the LC Exposure to be less than or equal to the aggregate Letter of Credit Commitment.

(e) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event, the Borrowers shall, within ten Business Days after such Net Proceeds are received by the Company or such Subsidiary, prepay the Term Loans in an aggregate amount equal to 100% of such Net Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term "Prepayment Event", if the Company shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate, provided that to the extent of any such Net Proceeds that have not been so applied by the end of such 360-day period (or, if the Company or a Subsidiary shall have entered into an agreement committing to use such Net Proceeds within such 360-day period, to the extent of any such Net Proceeds within 180 days after the end of such 360-day period), a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied.

(f) All prepayments required to be made pursuant to Section 2.11(e) shall be applied to prepay the Term Loans (and in the event Term Loans of more than one Class shall be outstanding at the time, shall be allocated among the Term Loans pro rata based on the aggregate principal amounts of outstanding Term Loans of each such Class) as so allocated and shall be applied to reduce the remaining amortization payments under Section 2.10(b) ratably based on the amount of such amortization repayments, including the amount payable on the Maturity Date.

SECTION 2.12 Fees.

(a) Lippert agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, in dollars, which shall accrue at the rate under the heading "Commitment Fee Rate" in the definition of Applicable Rate on the actual daily amount by which (i) such Lender's Revolving Commitment exceeds (ii) such Lender's Revolving Credit Exposure, during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and

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shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates *per annum* separately agreed upon between Lippert and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the applicable Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Lippert agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between Lippert and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. The Loans comprising each CDOR Screen Rate Borrowing shall bear interest at the CDOR Screen Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. The Loans comprising each AUD Screen Rate Borrowing shall bear interest at the AUD Screen Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. Any Canadian

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Prime Rate Loans resulting from a conversion pursuant to Section 2.14(f) shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(c) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, any Borrower or the Administrative Agent determine that (i) the Total Net Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio would have resulted in higher pricing for any resulting period, the applicable Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to such Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid by such Borrower for such period over the amount of interest and fees actually paid for such period by such Borrower.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate *per annum* equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed (i) by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day) (ii) with respect to CDOR ~~Screen Rate~~ Loans, shall each be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day), or (iii) with respect to ~~Australian~~AUD Loans and Alternative Currency Loans denominated in Pounds Sterling, shall each be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

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SECTION 2.14 Alternate Rate of Interest.

(a) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for the applicable currency and such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for the applicable currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(c) ~~If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be~~

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applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreementherein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace the LIBO Rate for dollars with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrowers, so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(b), only to the extent the LIBO Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders of each Class; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders of each Class have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e) The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14.

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(f) Upon the Borrowers' receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurocurrency Borrowing denominated in dollars, such Borrowing shall be made as an ABR Borrowing.

(g) (c) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or any applicable lending office of such Lender to make, maintain, or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate for any currency, the CDOR Screen Rate or the AUD Screen Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate for any currency, the CDOR Screen Rate or the AUD Screen Rate, then such Lender shall promptly notify Lippert and the Administrative Agent thereof and (i) such Lender's obligation to make or continue any Eurocurrency Loans in the applicable currency, CDOR Screen Rate Loans or AUD Screen RateLoans, as applicable, or, in the case of such event relating to the Adjusted LIBO Rate for dollars, to convert ABR Loans into Eurocurrency Loans, shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund Eurocurrency Loans in such currency, CDOR Screen Rate Loans or AUD Screen RateLoans, as applicable), and in the case of such event relating to the Adjusted LIBO Rate for dollars, each such Eurocurrency Loan then outstanding shall be converted into ABR Loans on the last day of the then-current Interest Period with respect thereto, and in the case of CDOR Screen Rate Loans then outstanding shall be converted into Canadian Prime Rate Loans on the last day of the then-current Interest Period with respect thereto and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate for dollars, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate.

(h) (d) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful under U.S. Federal or applicable state or foreign law or regulation for any Lender to make Loans or otherwise extend credit to or do business with any Foreign Borrower, then such Lender shall promptly notify Lippert and the Administrative Agent thereof and such Lender's obligation to make any Loans to such Foreign Borrower shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund Loans to such Foreign Borrower).

SECTION 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank;

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(ii) impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to such increased costs).

(c) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

(d) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(e) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or

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(b) Payment of Other Taxes by the Borrowers. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. Lippert shall (or shall cause the applicable Foreign Borrower to) indemnify each Recipient, within 10 days after delivery of the certificate referenced in Section 2.17(e), for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after delivery of the certificate referenced below, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Loan Party and the Administrative Agent, at the time or times reasonably requested by such Loan Party or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Loan Party or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Loan Party or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Loan Party or the Administrative Agent as will enable such Loan Party or the Administrative Agent to determine whether or not such Lender is subject to backup

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received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 S. Dearborn St., Chicago, Illinois, except payments to be made directly to Issuing Banks as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its ~~Revolving~~ Loans of any Class or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its ~~Revolving~~ Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender under such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the ~~Revolving~~ Loans and participations in LC Disbursements of other Lenders of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders under such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective ~~Revolving~~ Loans and participations in LC Disbursements under such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of any Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks pursuant to the terms hereof or any other Loan Document (including any date that is fixed

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for prepayment by notice from the applicable Borrower to the Administrative Agent pursuant to Section 2.11(b)), notice from such Borrower that such Borrower will not make such payment or prepayment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Lippert hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, or if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), then Lippert may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Lippert shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and

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delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Lippert to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by Lippert, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 2.20 Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.03 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: *first*, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; *second*, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; *third*, to cash collateralize the Issuing Banks' LC Exposure with respect to such Defaulting Lender in accordance with this Section; *fourth*, as Lippert may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; *fifth*, if so determined by the Administrative Agent and Lippert, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender's potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks' future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; *sixth*, to the payment of any amounts owing to the Lenders, the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; *seventh*, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and *eighth*, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if

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(x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers' obligations corresponding to such Defaulting Lender's LC Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(d) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders having Revolving Commitments in accordance with their respective Applicable Percentages of the Aggregate Revolving Commitments but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender's Revolving Credit Exposure to exceed its Revolving Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Banks only the Borrower's obligations corresponding to such Defaulting Lender's LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if a Borrower cash collateralizes any portion of such Defaulting Lender's LC Exposure pursuant to clause (ii) above, such Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender's LC Exposure during the period such Defaulting Lender's LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and

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Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders' Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender's LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender's LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e) so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender's then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(d), LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Issuing Banks, as the case may be, shall have entered into arrangements with the applicable Borrower or such Lender, satisfactory to such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrowers and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender's Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21 Extension of Maturity Date.

(a) Lippert may, by delivering an Extension Request to the Administrative Agent (who shall promptly deliver a copy to each of the Lenders), not less than 60 days in advance of the Maturity Date in effect at such time for any Class (the "***Existing Maturity Date***"), request that the Lenders extend the Existing Maturity Date for such Class to the first anniversary of such Existing Maturity Date. Each Lender under such Class, acting in its sole discretion, shall, by written notice to the Administrative Agent given not later than the date that is the 20th day after the date of the Extension Request, or if such date is not a Business Day, the immediately following Business Day (the "***Response Date***"), advise the Administrative Agent in writing whether or not such Lender agrees to the requested extension. Each Lender that advises the Administrative Agent that it will not extend the Existing Maturity Date is referred to herein as a "***Non-Extending Lender***"; *provided*, that any Lender under the applicable Class that does not

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advise the Administrative Agent of its consent to such requested extension by the Response Date and any Lender under the applicable Class that is a Defaulting Lender on the Response Date shall be deemed to be a Non-Extending Lender. The Administrative Agent shall notify Lippert, in writing, of the Lenders' elections promptly following the Response Date. The election of any Lender to agree to such an extension shall not obligate any other Lender to so agree. The Maturity Date may be extended no more than two times pursuant to this Section 2.21.

(b) (i) If, by the Response Date, Lenders holding Commitments that aggregate 50% or more of the total Commitments shall constitute Non-Extending Lenders, then the Existing Maturity Date shall not be extended for such Class and the outstanding principal balance of all Loans and other amounts payable hereunder in respect of such Class shall be payable, and ~~the~~in the case of the Revolving Commitments such Commitments shall terminate, on the Existing Maturity Date in effect prior to such extension.

(ii) If (and only if), by the Response Date, Lenders holding Commitments and Loans that aggregate more than 50% of the total Commitments and Loans under any applicable Class shall have agreed to extend the Existing Maturity Date (each such consenting Lender, an "***Extending Lender***"), then effective as of the Existing Maturity Date, the Maturity Date for such Extending Lenders under such Class shall be extended to the first anniversary of the Existing Maturity Date for such Class (subject to satisfaction of the conditions set forth in Section 2.21(d)). In the event of such extension, ~~the~~(x) solely in the case of an extension of Revolving Commitments, the Revolving Commitment of each Non-Extending Lender shall terminate on the Existing Maturity Date in effect for such Non-Extending Lender prior to such extension ~~and~~, (y) the outstanding principal balance of all Loans and other amounts payable hereunder in respect of the applicable Class to such Non-Extending Lender shall become due and payable on such Existing Maturity Date and~~,~~ (z) subject to Section 2.21(c) below, in the case of the Revolving Commitments, the total Revolving Commitments hereunder shall be reduced by the Revolving Commitments of the Non-Extending Lenders so terminated on such Existing Maturity Date.

(c) In the event of any extension of the Existing Maturity Date pursuant to Section 2.21(b)(ii), Lippert shall have the right on or before the Existing Maturity Date, at its own expense, to require any Non-Extending Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights (other than its rights to payments pursuant to Section 2.15, Section 2.16, Section 2.17 or Section 9.03 arising prior to the effectiveness of such assignment) and obligations in respect of any Class under this Agreement to one or more banks or other financial institutions identified to the Non-Extending Lender by Lippert which may include any existing Lender (each a "***Replacement Lender***"); provided that (i) such Replacement Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and each Issuing Bank (such approvals to not be unreasonably withheld) to the extent the consent of the Administrative Agent or the Issuing Banks would be required to effect an assignment under Section 9.04(b), (ii) such assignment shall become effective as of a date specified by Lippert (which shall not be later than the Existing Maturity Date in effect for such Non-Extending Lender prior to the effective date of the requested extension) and (iii) the Replacement Lender shall pay to such Non-Extending Lender in immediately available funds on the effective date of such assignment the principal of and

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interest accrued to the date of payment on the outstanding principal amount Loans made by it hereunder and all other amounts accrued and unpaid for its account or otherwise owed to it hereunder, in each case under such Class on such date.

(d) As a condition precedent to each such extension of the Existing Maturity Date pursuant to Section 2.21(b)(ii), Lippert shall (i) deliver to the Administrative Agent a certificate of Lippert dated as of the Existing Maturity Date signed by a Responsible Officer of Lippert certifying that, as of such date, both before and immediately after giving effect to such extension, (A) the representations and warranties of the Borrowers set forth in this Agreement shall be true and correct and (B) no Default shall have occurred and be continuing and (ii) in the case of an extension of the Revolving Commitments, first make such prepayments of the outstanding Loans and second provide such cash collateral (or make such other arrangements satisfactory to the applicable Issuing Bank) with respect to the outstanding Letters of Credit as shall be required such that, after giving effect to the termination of the Commitments of the Non-Extending Lenders pursuant to Section 2.21(b) and any assignment pursuant to Section 2.21(c), the aggregate Revolving Credit Exposure less the face amount of any Letter of Credit supported by any such cash collateral (or other satisfactory arrangements) so provided does not exceed the aggregate amount of Revolving Commitments being extended.

(e) For the avoidance of doubt, (i) no consent of any Lender (other than the existing Lenders participating in the extension of the Existing Maturity Date) shall be required for any extension of the Maturity Date pursuant to this Section 2.21 and (ii) the operation of this Section 2.21 in accordance with its terms is not an amendment subject to Section 9.02.

SECTION 2.22 Refinancing Amendments.

(a) On one or more occasions after the Effective Date, the applicable Borrowers may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor (other than an Ineligible Institution) that agrees to provide any portion of any Refinancing Term Loan or Refinancing Revolving Commitment, in each case consisting of Credit Agreement Refinancing ~~Debt~~Indebtedness, pursuant to a Refinancing Amendment in accordance with this Section 2.22 (each, an "***Additional Refinancing Lender***") (provided that the Administrative Agent and each Issuing Bank shall have consented (not to be unreasonably withheld) to such Lender or Additional Refinancing Lender making such Refinancing Term Loans or providing such Refinancing Revolving Commitments, to the extent such consent, if any, would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Refinancing Lender), in respect of all or any portion of any facility of term Loans or Revolving Loans (and corresponding Commitments) then outstanding under this Agreement, in the form of Refinancing Term Loans~~, Refinancing Term Commitments~~, Refinancing Revolving Commitments and/or Refinancing Revolving Loans pursuant to a Refinancing Amendment; provided that, notwithstanding anything to the contrary in this Section 2.22 or otherwise:

(i) all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Commitments and Refinancing Revolving Commitments in accordance with their percentage of the Revolving Commitments and Refinancing Revolving Commitments;

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(ii) in the case of any Refinancing Revolving Commitments, substantially concurrently with the effectiveness thereof, all Revolving Commitments then in effect shall be terminated, and all the Revolving Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Lenders, shall be repaid or paid (it being understood, however, that any Letters of Credit may continue to be outstanding hereunder), and the aggregate amount of such Refinancing Revolving Commitments does not exceed the aggregate amount of the Revolving Commitments so terminated; and

(iii) assignments and participations of Refinancing Revolving Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) such legal opinions, board resolutions, secretary's certificates, officer's certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction and (ii) reaffirmation agreements and/or such amendments to the Loan Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents. Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.22(a) shall be in an aggregate principal amount that is (i) not less than $25,000,000 and (ii) an integral multiple of $5,000,000 in excess thereof.

(c) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Lippert, to effect the provisions of this Section 2.22, including any amendments necessary to treat the applicable Loans and/or Commitments established under the Refinancing Amendment as a new facility of loans and/or commitments hereunder, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(d) This Section shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

ARTICLE III.

Representations and Warranties

The Company and each Borrower represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. Each Loan Party and each of their respective Subsidiaries is duly organized or formed, validly existing and in good standing, to the

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provincial securities authorities and of any stock exchanges or other self-regulatory organizations having jurisdiction of the Company and/or its securities, in each case except where the failure to do so, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.21 Restrictive Agreements. No Loan Party nor any Subsidiary thereof is a party to any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Loan Party or Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or other equity interests; other than (i) restrictions and conditions imposed by law or by this Agreement, (ii) restrictions and conditions existing on the date hereof identified in the materials referred to in Section 3.04(a) or (b) or as set forth on Schedule 6.09, and (iii) restrictions and conditions permitted under Section 6.09.

SECTION 3.22 Centre of Main Interests. In relation to the Loan Parties incorporated in the Netherlands, for the purpose of Regulation (EU) No 2015/848 of the European Parliament and of the Council of the European Union of 20 May 2015 on insolvency proceedings (recast) (the ***Insolvency Regulation***), its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is situated in the jurisdiction of its registered office and it has no "establishment" (as that term is used in Article 2(10) of the Insolvency Regulations) in any other jurisdiction.

SECTION 3.23 Tax Residency. With the exception of LCI Industries C.V., no Dutch Borrower is, nor will any Dutch Borrower at any time during the term of the Agreement be, considered to be a resident of any jurisdiction other than The Netherlands for the purposes of any double taxation convention concluded by The Netherlands, for the purposes of the Tax Arrangement for the Kingdom (*Belastingregeling voor het Koninkrijk*) or for purposes of the Tax Arrangement for the country of The Netherlands (*Belastingregeling voor het land Nederland*), or otherwise. With the exception of LCI Industries C.V., the Loans, or any other elements in relation to the Agreement, cannot, nor will at any time during the term of the Agreement, be attributable to a permanent establishment or permanent representative of a Dutch Borrower outside the Netherlands.

SECTION 3.24 Singapore Personal Data. With respect to each Foreign Borrower which is incorporated in Singapore, such Foreign Borrower acknowledges that it may provide Personal Data to the Administrative Agent, the Issuing Bank and/or the Lenders (including without limitation Personal Data of that Foreign Borrower's office holders, employees, shareholders and beneficial owners) in connection with the establishment and maintenance of that Foreign Borrower's relationship with the Issuing Bank and/or the Lenders, as applicable, under this Agreement. When providing any Personal Data to the Administrative Agent, the Issuing Bank and/or the Lenders, each Foreign Borrower which is incorporated in Singapore confirms that it is lawfully providing such Personal Data for the Administrative Agent, the Issuing Bank and/or the Lenders, as applicable, to use and disclose for the purposes of (a) providing products or services to that Foreign Borrower, (b) meeting the operational, administrative and risk management requirements of such Administrative Agent, Issuing Bank and/or the Lender and their respective branches and Affiliates (collectively, "Lender Group") and

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(c) complying with any requirements, as the Lender Group reasonably deems necessary, under any law or of any court, government authority or regulator. For such purposes, "Personal Data" has the meaning given to it in the Personal Data Protection Act 2012 (Act 26 of 2012) of Singapore.

SECTION 3.25 Singapore Borrowers. Each Foreign Borrower which is incorporated in Singapore, is not a "declared company" under Part IX of the Companies Act (*Chapter 50 of Singapore*).

ARTICLE IV.

Conditions

SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) an Omnibus Reaffirmation in substantially the form of Exhibit F (the "***Omnibus Reaffirmation***") duly executed by each Loan Party.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Collateral Agent, and the Lenders and dated the Effective Date) of (i) Faegre Baker Daniels LLP, U.S. counsel for the Loan Parties, in a form reasonably acceptable to the Administrative Agent, (ii) Loyens & Loeff N.V., Dutch counsel to the Administrative Agent, in a form reasonably acceptable to the Administrative Agent and (iii) May Oberfell Lorber, local counsel for certain of the Loan Parties, in a form reasonably acceptable to Administrative Agent. The Borrowers hereby request such counsel to deliver such opinions.

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beneficiaries thereof. The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09 Accuracy of Information. The Company and the Borrowers will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by such Borrower on the date thereof as to the matters specified in this Section; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 5.10 Additional Guarantors; Additional Collateral; Additional Parties to Subordination Agreement. If any Person (a) after the Effective Date becomes (whether upon its formation, by acquisition of its Equity Interests, or otherwise) and continues to be a Subsidiary of any Loan Party, other than an Immaterial Subsidiary (a "***New Subsidiary***"), or (b) that was an Immaterial Subsidiary of a Loan Party (x) ceases to be an Immaterial Subsidiary of a Loan Party or (y) becomes a borrower, co-borrower, issuer or guarantor in respect of, or pledges shares of its subsidiaries to secure, the obligations under any Prudential Notes or other Prudential Debt (any such Subsidiary, a "***New Guarantor***"), the Borrowers shall, within 30 days, furnish notice in writing of such facts to the Administrative Agent and (i) cause such New Subsidiary or other New Guarantor to become a Guarantor (unless such Subsidiary is a "controlled foreign corporation" within the meaning of Code Section 957(a) (a "***CFC***"), so long as such CFC has not guaranteed or pledged collateral to secure the obligations under any Prudential Notes or other Prudential Debt) pursuant to an instrument in form, scope, and substance satisfactory to the Administrative Agent, (ii) deliver or cause to be delivered, or assign, to the Collateral Agent subject to the Lien in favor of the Collateral Agent under the Pledge Agreement, the certificates representing all Equity Interests of the New Subsidiary or other New Guarantor owned by a Loan Party (or Subsidiary thereof) (provided that if such New Subsidiary or other New Guarantor is a CFC, certificates or other evidence of Equity Interests representing only sixty-five percent (65.00%) of its outstanding Equity Interests shall be delivered and only to the extent that the owner of such Equity Interests is a Loan Party (other than a Foreign Borrower), unless in each case any additional such shares have been delivered or pledged to secure the obligations under any Prudential Notes or other Prudential Debt), together with appropriate instruments of transfer required under the Pledge Agreement; and (iii) cause such New Subsidiary or other New Guarantor (unless it is a CFC, so long as such CFC has not guaranteed or pledged collateral to secure the obligations any Prudential Notes or other Prudential Debt) to become a party to the Security Documents pursuant to one or more instruments or agreements satisfactory in form and

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(n) Liens of customs and revenue authorities arising as a matter of law relating to the importing or exporting of goods in the ordinary course of business;

(o) Liens to secure insurance premium financing;

(p) Liens in the nature of contractual restrictions created under agreements related to Dispositions of assets permitted under Section 6.08;

(q) Liens securing judgments or awards not constituting Events of Default;

(r) Liens in the nature of contractual restrictions related to joint venture interests under joint venture agreements to the extent such investments are permitted under Section 6.04;

(s) Liens related to permitted repurchase investments described in clause (d) of the definition of "Permitted Investments;

(t) claims by buyers to cash earnest deposits made in connection with Permitted Acquisitions;

(u) Liens securing credit facilities entered into by Foreign Subsidiaries (other than Foreign Borrowers) to the extent permitted under Section 6.01(h);

(v) Liens securing the Indebtedness permitted under Section 6.01(b) so long as the Obligations are secured equally and ratably therewith pursuant to such documents, instruments and agreements as shall be required by the Collateral Agent, including the Prudential Intercreditor Agreement;

(w) [reserved]; and

(x) other Liens, provided that the aggregate amount of all outstanding Indebtedness secured by such Liens shall not at the time of the granting of any additional Lien exceed 15% of Consolidated Net Worth.

SECTION 6.03 Fundamental Changes.

(a) Each of the Company and each Borrower shall not, and shall not permit any other Loan Party or any of its Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person, or otherwise Dispose of all or substantially all of its assets, or all or substantially all of the stock of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into a Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that if either such Subsidiary is a Loan Party, the surviving Subsidiary shall be a Loan Party (and if either such Subsidiary is a Borrower, the surviving Subsidiary shall be such Borrower)), (iii) any Subsidiary may Dispose of its assets to the Company or to another Subsidiary (provided that if the Subsidiary making such Disposition is a Loan Party, such Disposition shall be to a Loan

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(b) investments by the Company or any Borrower in the capital stock of its Subsidiaries; provided that in the case of any such investment by any Loan Party, such investment shall be (i) to or in another Loan Party (other than a Foreign Borrower), (ii) used for consideration for Permitted Acquisitions or (iii) otherwise in an aggregate outstanding amount (together with the outstanding amount of any loans or advances described in clause (iii) of the proviso to clause (c) below) not to exceed $50,000,000 at any time;

(c) loans or advances made by any Borrower to any Subsidiary and made by any Subsidiary to any Borrower or any other Subsidiary; provided that in the case of any such loan or advance by any Loan Party, such loan or advance shall be (i) to or in another Loan Party (other than a Foreign Borrower), (ii) used for consideration for Permitted Acquisitions or (iii) otherwise in an aggregate outstanding amount (together with the outstanding amount of any loans or advances described in clause (iii) of the proviso to clause (b) above) not to exceed $50,000,000 at any time;

(d) Guarantees constituting Indebtedness permitted by Section 6.01(d);

(e) investments constituting acquisitions of the assets or stock or other securities of any Person or of assets constituting a business unit; provided, however, that (i) both before and after giving effect to such acquisition, (x) no Default or Event of Default exists and (y) the Company is in compliance with Section 6.10(a) and (b) on a Pro Forma Basis, (ii) in the case of an acquisition or series of related acquisitions for consideration of $100,000,000 or more, (x) the Company shall have notified the Administrative Agent at least ten (10) days prior to the consummation thereof and provided the Administrative Agent with drafts of definitive acquisition documentation, including schedules and exhibits thereto (provided that to the extent drafts are not available on such date, the Company shall provide the Administrative Agent with such drafts promptly upon their becoming available), and (y) the Company shall provide the Administrative Agent with a copy of all business and financial information reasonably requested by the Administrative Agent, including pro forma financial statements, calculations of EBITDA made on a Pro Forma Basis, acquisition summaries and, to the extent available, projections, quality-of-earnings reports and diligence summaries, (iii) the aggregate consideration for any such acquisitions of assets, stock or other securities of Persons that do not become Loan Parties or are otherwise owned by Persons that are not Loan Parties and do not become Loan Parties in connection with such acquisitions shall not exceed $125,000,000 in the aggregate after the Effective Date and (iv) any such acquisition shall not be a "hostile" acquisition and shall have been approved by the board of directors (or equivalent governing body) and/or the shareholders (or equivalent) of the applicable Loan Party and of the business unit or Person to be acquired (any acquisition meeting all the criteria of this Section 6.05(e) being referred to herein as a "***Permitted Acquisition***");

(f) other investments in an aggregate amount not to exceed $50,000,000 less the amount of any repayments or returns of capital in respect of any such investment;

(g) other investments, provided that (i) no Default or Event of Default would exist and (ii) the Total Net Leverage Ratio would not exceed 2.00:1.00 on a Pro Forma Basis;

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foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or the Prudential Shelf Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof which are not otherwise prohibited hereunder, (vi) the foregoing shall not apply to customary prohibitions, restrictions and conditions in licenses, leases and governmental permits concerning Liens on assets subject thereto, (vii) the foregoing shall not apply to customary prohibitions or restrictions in joint venture agreements and similar agreements that relate solely to the activities of joint ventures permitted under Section 6.05, (viii) the foregoing shall not apply to customary prohibitions, restrictions or conditions contained in agreements relating to any asset sale or disposition pending such sale or disposition other than restrictions on Liens, provided that such prohibitions, restrictions and conditions apply only to the Loan Party or Subsidiary or its assets to be sold or disposed of and such sale or disposition is permitted hereunder, (ix) the foregoing shall not apply to limitations or restrictions consisting of customary net worth, leverage or other financial covenants in each case contained in, or required by, any contractual obligation governing Indebtedness of a Borrower, a Loan Party or any of their respective Subsidiaries permitted under Section 6.01, (x) the foregoing shall not apply to customary prohibitions, restrictions and conditions contained in Swap Agreements permitted pursuant to Section 6.06 and in any agreement related to Banking Services, (xi) the foregoing shall not apply to customary prohibitions, restrictions and conditions in Guarantees and permitted hereunder that waive or prohibit parties thereto from collecting intercompany obligations after the occurrence of a default, and (xii) the foregoing shall not apply to any prohibition contained in any agreement, bond, note or other instrument (or any refinancing thereof) permitted hereunder with respect to any Person or the property or assets of such Person acquired by a Borrower, a Loan Party or any of their respective Subsidiaries in an acquisition permitted hereunder and existing at the time of such acquisition; provided that such prohibition is not applicable to any Person or the property or assets of any Person other than such acquired Person or the property or assets of such acquired Person.

SECTION 6.10 Certain Financial Covenants.

(a) The Borrowers shall not permit the Total Net Leverage Ratio to exceed 3.00:1.00 as of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, ~~2018.~~2018; provided that after the consummation or making of any Material Acquisition, such maximum Total Net Leverage Ratio shall be increased to 3.50:1.00 solely for the last day of the fiscal quarter in which such Material Acquisition is consummated or made and for the last day of the next three succeeding fiscal quarters, provided that (i) such election shall not be made more than two (2) times prior to the Maturity Date and (ii) after the last fiscal quarter for which such 3.50:1.00 ratio level shall apply following such election, there shall be at least two fiscal quarters during which the ratio level is 3.00:1.00 prior to any further such election.

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(unless waived in writing by the holder or holders of such Material Indebtedness for such time as such waiver shall continue in effect by its terms);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower, any Loan Party or any Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, judicial manager or similar official for the Company or any Subsidiary or for a substantial part of its assets or (iii) any Loan Party incorporated in the Netherlands has filed a notice under Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990), and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Loan Party or any other Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, judicial manager or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Loan Party or any Subsidiary thereof shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount (not covered by insurance as to which the carrier or broker has not disputed coverage) in excess of $50,000,000 shall be rendered against any Borrower, any other Loan Party, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower, any other Loan Party, any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

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sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of any Documentation Agent nor any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified ~~Institution~~Institution or (ii) have any liability with

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respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any ~~Disqualified~~Disqualified Institution.

(h) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower's rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Company or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 8.02 Administrative Agent's Reliance, Indemnification, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a "notice of default") is given to the Administrative Agent by the Company, any Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any claim, liability, loss, cost or expense suffered by any Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the ~~Revolving~~ Credit Exposure, any of the component amounts thereof or any

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APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY DOCUMENTATION AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, "***APPLICABLE PARTIES***") HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

"***Communications***" means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender's or Issuing Bank's (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, each of the Issuing Banks and each of the Company and the Borrowers agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent's generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04 The Administrative Agent Individually. With respect to its ~~Commitment~~Commitments, Loans, Letter of Credit Commitments and Letters of Credit, the

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(b) Subject to Section 2.14(b) and Section 9.02(c) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend Section 2.13(d) or to waive the obligation of the Borrowers to pay interest at rates specified in such clause or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (iv) change Section 2.09(c) or 2.18(b) or (c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.20(b) or 7.03 without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of "Required Lenders" or "Required Revolving Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or, in the case of an amendment to the definition of "Required Revolving Lenders" or that directly affects only the Lenders under a particular Class, without the written consent of each Lender under such Class) or (vii) release all or substantially all of the value of the Guarantee Agreement or all or substantially all of the Collateral, in each case without the written consent of each Lender (provided, however, that nothing in this Section 9.02(b)(vii) shall require the consent of each Lender for a release of Collateral or a release of Subsidiaries from the Guarantee Agreement permitted by Section 8.07(d)); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks hereunder without the prior written consent of the Administrative Agent, the Issuing Banks, as the case may be; provided further that no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between any Borrower and an Issuing Bank regarding such Issuing Bank's Letter of Credit Commitment or the respective rights and obligations between any Borrower and an Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and such Issuing Bank, respectively.

(c) If the Administrative Agent and Borrowers acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrowers shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

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(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) neither the Company nor any Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company or any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrowers; provided that, (x) the Borrowers shall be deemed to have consented to an assignment of all or a portion of the Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof and (y) the Borrowers shall be deemed to have consented to an assignment of all or a portion of the Revolving Loans and Commitments unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided that no consent of the Borrowers shall be required for an assignment to a Lender having a commitment and Loans under the applicable Facility, an Affiliate of such a Lender, an Approved Fund of such a Lender or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment and (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) solely in the case of an assignment of any Revolving Commitment and/or Revolving Loan, each Issuing Bank.

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(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Facility, the amount of the Commitment and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of Lippert and the Administrative Agent otherwise consent; provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one ~~Facility~~Class of Commitments or Loans; provided that this Section 9.04(b)(ii)(B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term "***Approved Fund***" and "***Ineligible Institution***" have the following meanings:

"***Approved Fund***" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

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obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) (i) Notwithstanding anything to the contrary in this Agreement, no assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the "***Trade Date***") on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrowers have consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of "Disqualified Institution"), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrowers of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii) If any assignment or participation is made to any Disqualified Institution without the Borrowers' prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrowers may, at Lippert's sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Revolving Credit Commitment, ~~and/or (B~~(B) repay all obligations in respect of Term Loans owing to such Disqualified Institution and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations).

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Loan Parties, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the

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defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or under any other Loan Document, (f) subject to a written agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their respective obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrowers or their Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrowers ~~or~~, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the

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Borrowers who did not acquire such information as a result of a breach of this Section or (j) in respect of any Foreign Borrower which is incorporated in Singapore, to agents or service providers. For the purposes of this Section, "***Information***" means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Loan Parties hereby authorize the publication by Administrative Agent or any Lender of customary advertising materials relating to the transaction contemplated hereby using the name, product, photographs, logo or trademark of the Loan Parties; provided that any such use of any such photograph, logo or trademark shall be subject to the prior written consent of Lippert.

SECTION 9.13 Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "***Charges***"), shall exceed the maximum lawful rate (the "***Maximum Rate***") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder,

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(b) If, for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "***Judgment Currency***") an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent of such amount, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "***Judgment Currency Conversion Date***"). If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, such Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

SECTION 9.19 Intercreditor Agreements.

Each of the Lenders hereby acknowledges that it has received and reviewed the Prudential Intercreditor Agreement and agrees to be bound by the terms thereof as if such Lender was a signatory thereto. Each Lender (and each person that becomes a Lender hereunder pursuant to Section 2.04) hereby (a) acknowledges that the Administrative Agent is acting under the Prudential Intercreditor Agreement (and any other intercreditor agreement contemplated hereby and executed after the date hereof) as both the Collateral Agent and the Administrative Agent and (b) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against the Administrative Agent or the Collateral Agent any claims, cause of action, damages or liabilities of whatever kind or nature relating thereto. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 2.04) hereby authorizes and directs the Administrative Agent to enter into the Prudential Intercreditor Agreement (and any other intercreditor agreement contemplated hereby and executed after the date hereof) on behalf of such Lender and agrees that each of the Collateral Agent and the Administrative Agent, in its various capacities thereunder, may take such actions on its behalf as is contemplated by the terms of the Prudential Intercreditor Agreement (and any such other intercreditor agreement).

SECTION 9.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

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In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "***Assigned Interest***"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.Assignor:______________________________2.Assignee:_____________________________ _

[and is an Affiliate/Approved Fund of [*identify Lender*][1]]3.Borrower(s):Lippert Components, Inc., LCI Industries C.V., LCI Industries B.V., [LCI Industries Pte. Ltd.]4.Administrative Agent:JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement5.Credit Agreement:The

Fourth Amended and Restated Credit Agreement dated as of December 14, 2018, among LCI Industries, Lippert Components, Inc., LCI Industries C.V., LCI Industries B.V., the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Issuing Bank6.Assigned Interest:
Facility Being Assigned[2]Aggregate Amount of Commitment/Loans for all LendersAmountLenders under such FacilityAmount of Commitment/Loans AssignedPercentageAssigned under such FacilityPercentage Assigned of Commitment/Loans[2] under such Facility[3]$$%$$%$$%
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee's compliance procedures and applicable laws, including Federal and state securities laws.

[1]Select as applicable.
[2] Specify Revolving Commitments or Term Loans.
[2][3]Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Signature Page to Fourth Amended and Restated Credit Agreement
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EXHIBIT B

FORM OF BORROWING REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
[ADDRESS]
Telephone: [ ]
Email: [ ]
Fax: [ ]

Attention: [ ]

Copy to:

JPMorgan Chase Bank, N.A.,
as Administrative Agent
[ADDRESS]

Attention: [ ]

[Date]
Ladies and Gentlemen:

Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of December 14, 2018 (as amended, supplemented or otherwise modified from time to time, the "***Credit Agreement***"), among LCI Industries, a Delaware corporation, Lippert Components, Inc., a Delaware corporation, each Foreign Borrower from time to time party thereto, each Lender from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This notice constitutes a Borrowing Request and [Name of Borrower] hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in that connection [Name of Borrower] specifies the following information with respect to such Borrowing:

(A) Aggregate principal amount of Borrowing: $_________________

(B) Date of Borrowing (which is a Business Day):________________

(C) Currency of Borrowing:[3][4] ________________

(D) Type of Borrowing:[4][5] ____________________________________

[3][4] If no election as to currency is specified, then the requested Borrowing shall be denominated in dollars.

[4][5]Specify ABR Borrowing, Eurodollar Borrowing, CDOR Borrowing or AUD Screen Rate Borrowing. If no election as to the Type of Borrowing is specified (and the currency is not specified or is specified as dollars), then the requested Borrowing shall be an ABR Borrowing denominated on dollars.

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(D) Interest Period:[56] ______________________

(E) Class of Borrowing[7]: ______________________

[(E) Location and number of the Borrower's account to which proceeds of the requested Borrowing are to be disbursed: [NAME OF BANK] (Account No.: ______________)]

The undersigned Borrower hereby certifies that the conditions specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied [and that, after giving effect to the Borrowing requested hereby, the Total Revolving Credit Exposure shall not exceed the maximum amount thereof specified in Section 2.01 of the Credit Agreement][8].

Very truly yours,

[BORROWER],By:Name:Title:EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
10 S. Dearborn St. L2
Chicago, IL 60603
Telephone: [ ]
Email: [ ]
Fax: [ ]

Attention: [ ]

Copy to:

JPMorgan Chase Bank, N.A.,
as Administrative Agent
[ADDRESS]

Attention: [ ]

[Date]
Ladies and Gentlemen:

[56] Applicable to Eurodollar Borrowings, CDOR Borrowings and AUD Screen Rate Borrowings only. Shall be subject to the definition of "Interest Period" and can be a period of one, two, three or six months (or, with the consent of each Lender, twelve months). Cannot extend beyond the Maturity Date. If an Interest Period is not specified, then Lippert shall be deemed to have selected an Interest Period of one month's duration.

[7] Specify Revolving Borrowing or Term Loan Borrowing.

[8] To be included for any Revolving Borrowing.

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Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of December 14, 2018 (as amended, supplemented or otherwise modified from time to time, the "***Credit Agreement***"), among LCI Industries, a Delaware corporation, Lippert Components, Inc., a Delaware corporation, each Foreign Borrower from time to time party thereto, each Lender from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This notice constitutes an Interest Election Request and [Name of Borrower] hereby gives you notice, pursuant to Section 2.08 of the Credit Agreement, that it requests to convert an existing Borrowing under the Credit Agreement, and in that connection [Name of Borrower] specifies the following information with respect to such conversion requested hereby:

(A) List date, ~~Type~~Class, principal amount, currency and Interest Period (if applicable) of existing Borrowing: ___________

(B) Aggregate principal amount of resulting Borrowing: $_________________

(C) Effective date of interest election (which is a Business Day):________________

(D) Type of Borrowing:[~~6~~9] ____________________________________

(E) Interest Period and last day thereof (if a Eurocurrency Borrowing):[~~7~~10] _____________________

Very truly yours,

[BORROWER],By:Name:Title:

[~~6~~9] Specify ABR Borrowing, Eurodollar Borrowing, CDOR Borrowing or AUD Screen Rate Borrowing.

[~~7~~10] Applicable to Eurodollar Borrowings, CDOR Borrowings and AUD Screen Rate Borrowings only. Shall be subject to the definition of "Interest Period" and can be a period of one, two, three or six months. Cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

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